                                                                    EXHIBIT 10.1

                                                         [EXECUTION COUNTERPART]





          ************************************************************




                    FRONTIERVISION OPERATING PARTNERS, L.P.

                         -----------------------------



                     AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of April 9, 1996


                                  $265,000,000

                        ------------------------------



                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                            as Administrative Agent,


                          J.P. MORGAN SECURITIES INC.,
                              as Syndication Agent

                                      and

                                   CIBC INC.,
                               as Managing Agent



          ************************************************************

                               TABLE OF CONTENTS

                 This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                               Page
                                                                                               ----
Section 1. Definitions and Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.01  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.02  Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . .  36
         1.03  Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         1.04  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 2. Commitments, Loans, Notes and Prepayments  . . . . . . . . . . . . . . . . . . . . .  37
         2.01  Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         2.02  Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         2.03  Changes of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         2.04  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         2.05  Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         2.06  Several Obligations; Remedies Independent  . . . . . . . . . . . . . . . . . . .  43
         2.07  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         2.08  Optional Prepayments and Conversions or Continuations of Loans . . . . . . . . .  45
         2.09  Mandatory Prepayments and Reductions of Commitments  . . . . . . . . . . . . . .  46

Section 3. Payments of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . .  52
         3.01  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         3.02  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Section 4. Payments; Pro Rata Treatment; Computations; Etc. . . . . . . . . . . . . . . . . . .  55
         4.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         4.02  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         4.03  Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.04  Minimum Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.05  Certain Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.06  Non-Receipt of Funds by the Administrative Agent . . . . . . . . . . . . . . . .  59
         4.07  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  60





                                      (i)

                                                                                                         Page
                                                                                                         ----
Section 5. Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         5.01  Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         5.02  Limitation on Types of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         5.03  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         5.04  Treatment of Affected Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         5.05  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         5.06  U.S. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

Section 6. Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         6.01  Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         6.02  Initial and Subsequent Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         6.03  Determinations Under Section 6.01. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Section 7. Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         7.01  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         7.02  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         7.03  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         7.04  No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         7.05  Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         7.06  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         7.07  Use of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         7.08  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         7.09  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         7.10  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         7.11  Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         7.12  Material Agreements and Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         7.13  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         7.14  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         7.15  Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         7.16  True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         7.17  Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         7.18  Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         7.19  The CATV Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         7.20  Rate Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.21  Acquisition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

Section 8. Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         8.01  Financial Statements Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         8.02  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90




                                      (ii)

                                                                                                     Page
                                                                                                     ----
         8.03  Existence, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         8.04  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         8.05  Prohibition of Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         8.06  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         8.07  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         8.08  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         8.09  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         8.10  Certain Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         8.11  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         8.12  Interest Rate Protection Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . 103
         8.13  Subordinated Indebtedness; Other Equity Interests  . . . . . . . . . . . . . . . . . . 103
         8.14  Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         8.15  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         8.16  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         8.17  Certain Obligations Respecting Subsidiaries  . . . . . . . . . . . . . . . . . . . . . 107
         8.18  Modifications of Certain Documents . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         8.19  Certain Obligations Respecting the Collateral  . . . . . . . . . . . . . . . . . . . . 109

Section 9. Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

Section 10. The Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
         10.01  Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . 115
         10.02  Reliance by Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         10.03  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         10.04  Rights as a Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         10.05  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         10.06  Non-Reliance on Administrative Agent and Other Lenders  . . . . . . . . . . . . . . . 118
         10.07  Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
         10.08  Resignation or Removal of Administrative Agent  . . . . . . . . . . . . . . . . . . . 119
         10.09  Consents under Other Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . 119
         10.10  The Syndication Agent and the Managing Agent  . . . . . . . . . . . . . . . . . . . . 120
         10.11  Control Affiliates of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120

Section 11. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
         11.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
         11.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         11.03  Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121





                                     (iii)

                                                                                       Page
                                                                                       ----
         11.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         11.05  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . 123
         11.06  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . 124
         11.07  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         11.08  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         11.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         11.10  Governing Law; Submission to Jurisdiction . . . . . . . . . . . . . . . 127
         11.11  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . 128
         11.12  Treatment of Certain Information; Confidentiality . . . . . . . . . . . 128
         11.13  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . 129





                                      (iv)

                             Schedules and Exhibits

SCHEDULE I             -  Material Agreements and Liens
SCHEDULE II            -  Subsidiaries and Investments
SCHEDULE III           -  Franchises
SCHEDULE IV            -  Real Property
SCHEDULE V             -  Litigation
SCHEDULE VI            -  Certain Matters Related to CATV Systems
SCHEDULE VII           -  Certain Matters Related to Financial Statements
SCHEDULE VIII          -  Certain Environmental Matters
SCHEDULE IX            -  Certain Equity Rights
SCHEDULE X             -  Calculation of C4 and Americable EBITDA
                             Adjustments

EXHIBIT A-1           -    Form of Revolving Credit Note
EXHIBIT A-2           -    Form of Facility A Term Loan Note
EXHIBIT A-3           -    Form of Facility B Term Loan Note
EXHIBIT B             -    Form of Quarterly Officer's Report
EXHIBIT C-1           -    Copy of Security Agreement
EXHIBIT C-2           -    Form of Amendment No. 1 to Security Agreement
EXHIBIT D-1           -    Copy of Partner Pledge Agreement
EXHIBIT D-2           -    Form of Amendment No. 1 to Partner Pledge
                              Agreement
EXHIBIT E-1           -    Copy of Stock Pledge Agreement
EXHIBIT E-2           -    Form of Amendment No. 1 to Stock Pledge
                              Agreement
EXHIBIT F             -    Form of Subsidiary Guarantee Agreement
EXHIBIT G             -    Form of Opinion of Counsel to
                              the Obligors
EXHIBIT H             -    Form of Opinion of Special New York
                              Counsel to Chase
EXHIBIT I             -    Form of Confidentiality Agreement
EXHIBIT J             -    Form of Notice of Assignment





                                      (v)

                 AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 9, 1996, between: FRONTIERVISION OPERATING PARTNERS, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto identified under the caption "Lenders" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 11.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders"); THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); J.P. MORGAN SECURITIES INC., as syndication agent (in such capacity, the "Syndication Agent"); and CIBC INC., as Managing Agent (in such capacity, the "Managing Agent" and, together with the Administrative Agent and the Syndication Agent, the "Agents").

                 The Company, the Existing Lenders (as hereinafter defined), the Administrative Agent, the Syndication Agent and CIBC Inc., as Co-Agent, are parties to a Credit Agreement dated as of November 9, 1995 (as heretofore modified and supplemented and in effect on the date of this Agreement, the "Existing Credit Agreement") providing, subject to the terms and conditions thereof, for the making of revolving credit and term loans to the Company. The parties hereto now wish to amend the Existing Credit Agreement by, among other things, increasing the amount of credit available thereunder to $265,000,000 (to finance, inter alia, the Cox Acquisition and the Subsequent Acquisitions (as hereinafter defined) of various cable television systems and the payment of fees, commissions, and expenses payable in connection therewith and for the ongoing working capital requirements of the Company and its Subsidiaries), by adding the New Lenders (as hereinafter defined) as parties thereto and by amending certain of the other provisions thereof and, in that connection, wish to amend and restate the Existing Credit Agreement in its entirety, it being the intention of the parties hereto that the loans outstanding under the Existing Credit Agreement on the Effective Date (as hereinafter defined) shall continue and remain outstanding and not be repaid on the Effective Date, but shall be





                                Credit Agreement
assigned and reallocated among the Lenders as provided in Section 2.01 hereof.

                 Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the date hereof (but subject to the satisfaction of the conditions precedent specified in Section 6 hereof), be amended and restated in its entirety as follows:

                 Section 1.  Definitions and Accounting Matters.

                 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                 "Acquired System" shall have the meaning assigned to such term in Section 8.05(b) hereof.

                 "Acquisition Agreements" shall mean, collectively, the Initial Acquisition Agreements, the Cox Acquisition Agreement and each Subsequent Acquisition Agreement.

                 "Acquisitions" shall mean, collectively, the Initial Acquisitions, the Cox Acquisition and the Subsequent Acquisitions.

                 "Acquisition Environmental Surveys" shall mean, with respect to any Acquisition, environmental surveys and assessments prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances), based upon physical on-site inspections by such firm of each of the sites and facilities to be owned by the Company and its Subsidiaries (after giving effect to such Acquisition), as well as an historical review of the uses of such sites and facilities.

                 "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is





                                Credit Agreement
controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

                 "Americable" shall mean Americable International Maine, Inc.

                 "Americable Acquisition" shall mean the acquisition by the Company of CATV Systems in Maine from Americable pursuant to the Americable Acquisition Agreement.

                 "Americable Acquisition Agreement" shall mean the Asset Purchase Agreement dated as of February 27, 1996 by and between Americable and the Company, as the same shall, subject to Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                 "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of





                                Credit Agreement

Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                 "Applicable Margin" shall mean: (a) with respect to Facility B Term Loans, 2.00% (in the case of Base Rate Loans) and 3.25% (in the case of Eurodollar Loans) and (b) with respect to Revolving Credit Loans and Facility A Term Loans of any Type during any Payment Period (as defined below), the respective rates indicated below for Loans of such Type opposite the applicable Debt Ratio indicated below for such Payment Period:

                                                       Applicable Margin (% p.a.)
                 Range                                 --------------------------
                   of
               Debt Ratio                          Base Rate Loans   Eurodollar Loans
               ----------                          ---------------   ----------------
         Greater than or equal
           to 5.50 to 1                                     1.50%            2.75%

         Greater than or equal to
           5.00 to 1 but less than
           5.50 to 1                                        1.25%            2.50%

         Greater than or equal to
           4.50 to 1 but less than
           5.00 to 1                                        1.00%            2.25%

         Greater than or equal to
           4.00 to 1 but less than
           4.50 to 1                                        0.75%            2.00%





                                Credit Agreement

         Greater than or equal to
           3.50 to 1 but less than
           4.00 to 1                               0.50%            1.75%

         Less than 3.50                            0.25%            1.50%

In addition, in the event that the Senior Debt Ratio for any Payment Period shall be less than 4.00 to 1 and the aggregate outstanding principal amount of all Subordinated Indebtedness (other than Indebtedness in respect of the UVC Notes) as at the first day of such Payment Period shall be greater than or equal to $100,000,000, the respective rates set forth above for Revolving Credit and Facility A Term Loans of any Type shall be adjusted by subtracting 0.25% therefrom.

                 For purposes hereof, a "Payment Period" shall mean (i) initially, the period commencing on the Effective Date to but not including the Quarterly Date falling on or nearest to June 30, 1996 and (ii) thereafter, the period commencing on a Quarterly Date to but not including the immediately following Quarterly Date.

                 The Debt Ratio for the initial Payment Period shall be determined on the basis of the certificate of a Senior Officer delivered pursuant to Section 6.01(n) hereof unless the certificate of a Senior Officer delivered with the financial statements for the fiscal quarter ending March 31, 1996 delivered pursuant to Section 8.01(a) hereof does not demonstrate that the Debt Ratio as at March 31, 1996 was less than or equal to the Debt Ratio indicated in such certificate delivered pursuant to said Section 6.01(n), in which event the Applicable Margin for Revolving Credit and Facility A Term Loans shall be retroactively increased to the rate set forth in the schedule above for the corresponding Debt Ratio as at March 31, 1996 (and the Company shall be obligated to make any additional payments of interest required pursuant to the penultimate paragraph of Section 3.02 hereof).





                                Credit Agreement

                 The Debt Ratio and the Senior Debt Ratio for any Payment Period after the initial Payment Period shall be determined on the basis of a certificate of a Senior Officer setting forth a calculation of each such Ratio as at the last day of the fiscal quarter immediately preceding such Payment Period (i.e. such Ratios for the Payment Period commencing June 30, 1996 shall be determined on the basis of the Debt Ratio and the Senior Debt Ratio, respectively, as at March 31, 1996, such Ratios for the Payment Period commencing September 30, 1996 shall be determined on the basis of the Debt Ratio and Senior Debt Ratio, respectively, as at June 30, 1996, and so forth), each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based.

                 Anything in this Agreement to the contrary notwithstanding, the Applicable Margin for Revolving Credit and Facility A Term Loans shall be the highest rates provided for above (i.e., 1.50% with respect to Base Rate Loans and 2.75% with respect to Eurodollar Loans, and without reduction based upon the Senior Debt Ratio), (i) during any period when a Specified Event of Default shall have occurred and be continuing, or (ii) if the certificate of a Senior Officer shall not be delivered as provided above prior to the beginning of any Payment Period (but only, in the case of this clause (ii), with respect to the portion of such Payment Period prior to the delivery of such certificate).

                 "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                 "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.





                                Credit Agreement

                 "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

                 "Basic Documents" shall mean, collectively, the Loan Documents and the Cox Acquisition Agreement.

                 "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                 "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "C4 Acquisition" shall mean the acquisition by the Company of CATV Systems in Georgia, Tennessee and Virginia from C4 Media.

                 "C4 Acquisition Agreement" shall mean the respective agreement pursuant to which the C4 Acquisition was consummated, as the same shall, subject to Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                 "C4 Media" shall mean, collectively, C4 Media Cable Southeast, L.P. and County Cable Company, L.P.

                 "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct





                                Credit Agreement
fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and excluding also any Acquisition) during such period computed in accordance with GAAP.

                 "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                 "CATV System" shall mean any cable distribution system that receives broadcast signals by antennae, microwave transmission, satellite transmission or any other form of transmission and that amplifies such signals and distributes them to Persons who pay to receive such signals.

                 "Chase" shall mean The Chase Manhattan Bank (National Association) and its successors.

                 "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

                 "Closing Date" shall mean November 9, 1995, the "Closing Date" under, and as defined in, the Existing Credit Agreement.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.





                                Credit Agreement

                 "Collateral" shall have the meaning assigned to such term in the Security Agreement.

                 "Collateral Account" shall have the meaning assigned to such term in Section 4.01 of the Security Agreement.

                 "Commitments" shall mean, collectively, the Revolving Credit Commitments, the Facility A Term Loan Commitments and the Facility B Term Loan Commitments.

                 "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                 "Control Affiliate" shall mean, with respect to any Person (the "Relevant Person"), (a) any Subsidiary of the Relevant Person, (b) any other Person of which the Relevant Person is a Subsidiary and (c) any other Person that is a Subsidiary of the Person referred to in the immediately preceding clause (b).

                 "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                 "Cox" shall mean, collectively, Cox Communications Ohio, Inc., an Ohio corporation, Times Mirror Cable Television of Defiance, Inc., an Ohio corporation, Chillicothe Cablevision, Inc., an Ohio corporation, and Cox Communications Eastern Kentucky, inc., a Kentucky corporation.

                 "Cox Acquisition" shall mean the proposed acquisition by the Company of CATV Systems in Kentucky and Ohio from Cox pursuant to the Cox Acquisition Agreement.





                                Credit Agreement

                 "Cox Acquisition Agreement" shall mean the Asset Purchase Agreement dated November 17, 1995 by and among the Company, as "Buyer" and Cox, as "Sellers", as the same shall, subject to Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                 "Debt Issuance" shall mean any issuance of Permitted Subordinated Indebtedness.

                 "Debt Ratio" shall mean, as at any date, the ratio of:

                 (a) the sum of the aggregate amount of all Indebtedness of the Company and its Subsidiaries (including, without limitation, all Subordinated Indebtedness (other than Indebtedness in respect of the UVC Notes) and all letters of credit contemplated by Section 8.07(f) hereof, but excluding all performance bonds contemplated by said Section) as at such date to

                 (b) the product of EBITDA for the fiscal quarter ending on, or most recently ended prior to such date times four (or, for purposes of Section 6.01(n) hereof and for purposes of determining the Debt Ratio as at any date prior to March 31, 1996, the product of EBITDA for the three months ended February 29, 1996 times four).

                 "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) in the case of Loans under this Agreement, the aggregate amount of payments of principal of such Loans that, giving effect to Commitment reductions or terminations scheduled to be made during such period pursuant to Section 2.03 hereof, were required to be made pursuant to Section 3.01 hereof during such period plus (b) in the case of all other Indebtedness, all regularly scheduled payments or prepayments of principal of such Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations, but excluding (1) any payments or prepayments of





                                Credit Agreement
principal made in respect of the UVC Notes in accordance with Section 8.09 hereof and (2) any conversion of UVC Notes to Other Equity Interests in accordance with Section 8.13 hereof) made or payable during such period plus
(c) all Interest Expense for such period (excluding, however, non-cash amortization of loan facility fees and other deferred debt costs, in each case to the extent included in determining Interest Expense for such period).

                 "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                 "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person, excluding (1) any sale, assignment, transfer or other disposition of Property described in clause
(i) of Section 8.05(c) hereof to the extent the aggregate fair market value of all such Property so disposed of by the Company and its Subsidiaries during the term of this Agreement does not exceed $20,000,000, and (2) any sale, assignment, transfer or other disposition of Property described in clause (ii) or (iii) of Section 8.05(c) hereof.

                 "Disposition Investments" shall have the meaning assigned to such term in Section 8.08(i) hereof.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "EBITDA" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                 (a) gross operating revenue for such period derived in the ordinary course of business in respect of the CATV Systems of the Company and its Subsidiaries (including revenues arising from second outlets and remotes and advertising revenues, and including pay-per-view revenues





                                Credit Agreement
         and installation fees, but excluding interest income and unusual items) minus

                 (b) all operating expenses for such period, including, without limitation, technical, programming, selling and general administration expenses incurred by the Company and its Subsidiaries during such period, but excluding (to the extent included in operating expenses) depreciation, amortization, Interest Expense, any non-cash charges (including, without limitation, non-cash pension expenses and any interest under the UVC Notes to the extent either not paid in cash or paid in cash from the proceeds of Special Debt or Special Equity Issuances) and any Tax Payment Amount for the relevant period plus

                 (c) transaction costs (including, without limitation, legal expenses, brokerage commissions, investment banking fees and the like) incurred in connection with (x) the formation of the Company and FrontierVision LP, the initial issuance of equity interests by FrontierVision LP, the Initial Acquisitions, the Cox Acquisition and this Agreement and the other transactions that are contemplated hereby to occur on or before the Effective Date, (y) any Subsequent Acquisition or (z) the incurrence of any Permitted Subordinated Indebtedness, in the case of each of the foregoing clauses (x), (y) and (z), to the extent the same are (A) paid within twelve months of the date the respective event giving rise to such transaction costs shall occur, and (B) expensed and not capitalized.

For purposes hereof, "gross operating revenue" and "operating expenses" shall both be determined exclusive of extraordinary and non-recurring gains or losses, and any gains or losses from the sale of assets. For purposes of determining EBITDA:

                 (A) for any period ended on or before September 30, 1995, the certain expenses of UVC relating to health insurance accruals, pole rentals and sales and use taxes aggregating $104,344 which have been excluded from the pro





                                Credit Agreement
         forma financial statements referred to in Section 6.01(m) of the Existing Credit Agreement, and noted accordingly in such statements, shall not be treated as "operating expenses";

                 (B) for the fiscal quarter ending on December 31, 1995, EBITDA for such fiscal quarter shall be deemed to be equal to the product of (x) EBITDA for the month of December, 1995 times (y) three;

                 (C) for periods prior to the date of the C4 Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the C4 Acquisition shall be deemed to be equal to $15,018 (determined by the Company as provided in Schedule X hereto);

                 (D) for periods prior to the date of the Americable Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the Americable Acquisition shall be deemed to be equal to $1,904 (determined by the Company as provided in Schedule X hereto); and

                 (E) for periods prior to the date of the Cox Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the Cox Acquisition shall be deemed to be equal to $37,353 (determined by the Company as provided in Schedule X hereto).

For all purposes of this Agreement (other than for purposes of EBITDA as used in the definition of Excess Cash Flow), if during any period for which EBITDA is being determined the Company or any of its Subsidiaries shall have made any acquisition or disposition of any CATV System (but excluding the CATV Systems acquired pursuant to the Initial Acquisitions and the Cox Acquisition), then EBITDA shall be determined on the basis of the actual results of operations of the Company and its Subsidiaries for such period, adjusted by:





                                Credit Agreement

                 (I) in the case of a Subsequent Acquisition the aggregate Purchase Price of which is less than or equal to $10,000,000, such amount as the Company shall determine, reasonably and in good faith, to be appropriate to reflect the effect of the relevant acquisitions and dispositions during such period (and the Company shall, promptly following the consummation of such Acquisition, notify the Administrative Agent (which shall notify the Lenders thereof promptly) of such amount); and

                 (II) in the case of a Subsequent Acquisition the aggregate Purchase Price of which exceeds $10,000,000, such amounts as the Company and the Majority Lenders shall agree to be appropriate to reflect the effect of the relevant acquisitions and dispositions during such period (provided that, in the absence of such an agreement between the Company and the Majority Lenders, EBITDA shall be determined on a pro forma basis for such period as if the relevant acquisition or disposition had been made or consummated on the first day of such period, whether or not such first day shall occur prior to the Closing Date).

                 "Effective Date" shall mean the date on which the conditions to effectiveness set forth in Section 6.01 hereof shall have been satisfied or waived.

                 "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal,





                                Credit Agreement
response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                 "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries, or by FrontierVision LP, after the Closing Date of (i) any of its partnership interests (whether as a general or a limited partner) or of its capital stock (other than any such partnership interests or capital stock issued to directors, officers or employees of the Company or any of its Subsidiaries or FrontierVision LP), (ii) any warrants or options exercisable in respect of its capital stock or its partnership interests (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries, or FrontierVision LP, and any partnership interests of the Company, or FrontierVision LP, issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries, or FrontierVision LP, or (b) the receipt by the Company or any of its Subsidiaries, or FrontierVision LP, after the Closing Date of any capital





                                Credit Agreement
contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company. In the case of FrontierVision LP, the term "Equity Issuance" shall include the issuance of Notes by FrontierVision LP, and the making of Loans to FrontierVision LP, pursuant to the Limited Partnership Interest and Note Purchase Agreement dated as of July 28, 1995 between FrontierVision LP, FVP GP, L.P. and the Investors named therein (including, without limitation, the Initial Equityholders).

                 "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                 "Equivalent Basic Subscribers" shall mean, as at any date, the sum of (a) the number of Subscribers who subscribe to a CATV System at the regular basic monthly subscription rate for such CATV System to a single household Subscriber (exclusive of "secondary outlets", as such term is commonly understood in the cable television industry), plus (b) the number of Subscribers determined by dividing the aggregate dollar monthly amount billed to bulk Subscribers (hotels, motels, apartment buildings, hospitals and the like), by the regular basic monthly subscription rate for basic service charged by the CATV System in which such bulk Subscriber is located.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.





                                Credit Agreement

                 "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                 "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Chase for such Interest Period. If Chase is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that Chase would have made or had outstanding had it been participating in such Loan during such Interest Period.

                 "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                 "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.





                                Credit Agreement

                 "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

                 "Excess Cash Flow" shall mean, for any period, the sum for the Company and its Subsidiaries (determined without duplication) of (a) EBITDA for such period (provided that, in the case of the fiscal year ending December 31, 1995, such period shall not include periods prior to the Closing Date) minus
(b) Fixed Charges for such period plus (c) interest paid during such period in respect of the UVC Notes in accordance with Section 8.09 hereof (other than any such payments made from the proceeds of Special Debt or Special Equity Issuances) plus (d) cash receipts during such period in respect of any extraordinary or non-recurring gains to the extent not constituting Net Available Proceeds minus (e) cash payments during such period in respect of any extraordinary or non-recurring losses.

                 "Excluded Franchise" shall mean any Franchise for any CATV System owned by the Company or any of its Subsidiaries that either (a) has a remaining term of three years or less (determined as at the date of acquisition thereof) or (b) is not material to the operations of the Company and its Subsidiaries taken as a whole (as determined by the Majority Lenders in their sole discretion).

                 "Excluded Leasehold Interest" shall mean any leasehold interest held by the Company or any of its Subsidiaries that either (a) has a remaining term of three years or less (determined as at the date of acquisition thereof) or (b) is not material to the operations of the Company and its Subsidiaries taken as a whole (as determined by the Majority Lenders in their sole discretion).

                 "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

                 "Existing Lenders" shall mean Chase, Morgan Guaranty Trust Company of New York and CIBC Inc.





                                Credit Agreement

                 "Existing Loans" shall mean the "Loans" under, and as defined in, the Existing Credit Agreement.

                 "Facility A Term Loan Commitment" shall mean, as to each Facility A Term Loan Lender, the obligation of such Lender to make Facility A Term Loans in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility A Term Loan Commitment" or, in the case of a Person that becomes a Facility A Term Loan Lender pursuant to an assignment permitted under
Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.03 or 2.09 hereof or increased or reduced from time to time pursuant to assignments permitted under Section 11.06(b) hereof). The original aggregate principal amount of the Facility A Term Loan Commitments is $100,000,000.

                 "Facility A Term Loan Commitment Termination Date" shall mean April 9, 1996.

                 "Facility A Term Loan Lenders" shall mean, (a) on the date hereof, the Lenders having Facility A Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Facility A Term Loans and Facility A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

                 "Facility A Term Loan Notes" shall mean the promissory notes provided for by Section 2.07(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The "Facility A Term Loan Notes" shall include any Registered Notes evidencing Facility A Term Loans executed and delivered pursuant to Section 2.07(f) hereof.

                 "Facility A Term Loans" shall mean the loans provided for by
Section 2.01(b) hereof.





                                Credit Agreement

                 "Facility B Term Loan Commitment" shall mean, as to each Facility B Term Loan Lender, the obligation of such Lender to make Facility B Term Loans in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility B Term Loan Commitment" or, in the case of a Person that becomes a Facility B Term Loan Lender pursuant to an assignment permitted under
Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.03 or 2.09 hereof or increased or reduced from time to time pursuant to assignments permitted under Section 11.06(b) hereof). The original aggregate principal amount of the Facility B Term Loan Commitments is $90,000,000.

                 "Facility B Term Loan Commitment Termination Date" shall mean April 9, 1996.

                 "Facility B Term Loan Lenders" shall mean, (a) on the date hereof, the Lenders having Facility B Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Facility B Term Loans and Facility B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

                 "Facility B Term Loan Notes" shall mean the promissory notes provided for by Section 2.07(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The "Facility B Term Loan Notes" shall include any Registered Notes evidencing Facility B Term Loans executed and delivered pursuant to Section 2.07(f) hereof.

                 "Facility B Term Loans" shall mean the loans provided for by
Section 2.01(c) hereof.

                 "FCC" shall mean the Federal Communications Commission or any governmental authority substituted therefor.





                                Credit Agreement

                 "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                 "Fixed Charges" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the aggregate amount of Debt Service for such period plus (b) the aggregate amount of taxes paid or payable in respect of the income or profit of the Company and its Subsidiaries for such period plus (c) Capital Expenditures made by the Company and its Subsidiaries during such period (other than Capital Expenditures made with the proceeds of Indebtedness permitted under Section 8.07(g) hereof) plus
(d) the Tax Payment Amount for such period.

                 "Fixed Charges Ratio" shall mean, as at any date, the ratio of
(a) product of (x) the sum of EBITDA for the fiscal quarter ending on or most recently ended prior to such date and (but only for periods ending on or before June 30, 1998) all interest income of the Company and its Subsidiaries for such fiscal quarter times (y) four to (b) Fixed Charges for the period of four fiscal quarters ending on or most recently ended prior to such date.

                 "Franchise" shall mean a franchise, license, authorization or right by contract or otherwise to construct,





                                Credit Agreement
own, operate, promote, extend and/or otherwise exploit any CATV System operated or to be operated by the Company or any of its Subsidiaries granted by any state, county, city, town, village or other local or state government authority or by the FCC. The term "Franchise" shall include each of the Franchises set forth on Schedule III hereto.

                 "FrontierVision" shall mean FrontierVision Operating Partners, Inc., a Delaware corporation.

                 "FrontierVision LP" shall mean FrontierVision Partners, L.P., a Delaware limited partnership.

                 "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                 "General Partner" shall mean FrontierVision LP and such other Person or Persons as may be a general partner of the Company from time to time.

                 "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary





                                Credit Agreement
course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                 "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                 "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money or capitalized leases) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.





                                Credit Agreement

                 "Information Memorandum" shall mean the confidential Senior Financing Memorandum dated February 1996 prepared by the Company with respect to the CATV Systems to be acquired in the Cox Acquisition.

                 "Initial Acquisition Agreements" shall mean, collectively, the C4 Acquisition Agreement, the Longfellow Acquisition Agreement, the UVC Acquisition Agreement and the Americable Acquisition Agreement.

                 "Initial Acquisitions" shall mean, collectively, the C4 Acquisition, the Longfellow Acquisition, the UVC Acquisition and the Americable Acquisition.

                 "Initial Equityholders" shall mean, collectively, (i) J.P. Morgan Investment Corp., (ii) 1818 II Cable Corp., (iii) Olympus Cable Corp.,
(iv) First Union Capital Partners, Inc., (v) any Control Affiliate of any of the foregoing entities and (vi) any limited partnership of which any Control Affiliate of any of the foregoing entities is the sole general partner (so long as the aggregate equity interests of FrontierVision LP that shall have been transferred to all such limited partnerships by any such entity shall not exceed 25% of the aggregate equity interests held by such entity in FrontierVision LP).

                 "Interest Coverage Ratio" shall mean, as at any date, the ratio of:

                 (a) the product of (x) the sum of EBITDA for the fiscal quarter ending on, or most recently ended prior to such date and (but only for periods ending on or before June 30, 1998) all interest income for the Company and its Subsidiaries for such fiscal quarter times (y) four (or, for purposes of determining the Interest Coverage Ratio as at any date prior to March 31, 1996, the product of (I) the sum of EBITDA for the three months ended February 29, 1996 and all interest income for the Company and its Subsidiaries for such period times (II) four) to





                                Credit Agreement

                 (b) Interest Expense for the period of four fiscal quarters ending on or most recently ended prior to such date (excluding, however, non-cash amortization of loan facility fees and other deferred debt costs, in each case to the extent included in determining Interest Expense for such period).

                 "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, but excluding interest in respect of the UVC Notes) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) all interest in respect of the UVC Notes paid in cash during such period (other than any such payments made from the proceeds of Special Debt or Special Equity Issuances) plus (c) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

                 Notwithstanding the foregoing, (i) if during any period for which Interest Expense is being determined the Company shall have made or consummated any Acquisition (including, without limitation, the Initial Acquisitions or the Cox Acquisition), then "Interest Expense" shall be determined on a pro forma basis as if such Acquisition (and any Indebtedness incurred by the Company or any of its Subsidiaries in connection with such Acquisition) had been made or consummated on the first day of such period (whether or not such first day shall occur prior to the Closing Date) and (ii) if, as at any date (a "calculation date"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Closing Date, Interest Expense shall be annualized by multiplying the amount of such Interest Expense (after giving effect to the adjustment contemplated in the foregoing clause (i)) by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the





                                Credit Agreement
period commencing on the date immediately following the Closing Date through and including the calculation date.

                "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter (or, to the extent determined to be available by each Lender in its sole discretion, nine or twelve months thereafter), as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

                        (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date;

                       (ii) no Interest Period for any Revolving Credit Loan may commence before the Revolving Credit Commitment Adjustment Date and end after the first Revolving Credit Commitment Reduction Date;

                      (iii) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date;





                                Credit Agreement

                      (iv) no Interest Period for any Facility A Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Facility A Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Facility A Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

                        (v) no Interest Period for any Facility B Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Facility B Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Facility B Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

                      (vi) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

                      (vii) notwithstanding clauses (i), (ii), (iii), (iv) and
         (v) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.





                                Credit Agreement

                 "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

                 "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                 "Limited Partner" shall mean FrontierVision and such other Person or Persons as may be a limited partner of the Company from time to time.

                 "Loan Documents" shall mean, collectively, this Agreement, the Notes and the Security Documents.





                                Credit Agreement

                 "Loans" shall mean, collectively, the Revolving Credit Loans, the Facility A Term Loans and the Facility B Term Loans.

                 "Longfellow Acquisition" shall mean the acquisition by the Company of the assets of Longfellow Cable Company, Inc., Carrabassett Electronics and Carrabassett Cable Company, Inc. pursuant to the Longfellow Acquisition Agreement.

                 "Longfellow Acquisition Agreement" shall mean the Asset Acquisition Agreement (July 27, 1995 Auction Sale) dated as of July 27, 1995 between Stephen S. Gray in his capacity as Receiver of Longfellow Cable Company, Inc., Carrabassett Electronics and Carrabassett Cable Company, Inc. and FrontierVision LP, as the same shall, subject to Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                 "Majority Facility A Term Loan Lenders" shall mean Lenders having at least 66-2/3% of the aggregate outstanding principal amount of the Facility A Term Loans, at such time (or, if the Facility A Term Loans shall not have been made, the aggregate outstanding principal amount of the Facility A Term Loan Commitments at such time).

                 "Majority Facility B Term Loan Lenders" shall mean Lenders having at least 66-2/3% of the aggregate outstanding principal amount of the Facility B Term Loans, at such time (or, if the Facility B Term Loans shall not have been made, the aggregate outstanding principal amount of the Facility B Term Loan Commitments at such time).

                 "Majority Lenders" shall mean Lenders having at least 66-2/3% of the sum of (i) the aggregate amount of the Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have terminated, the aggregate amount of the Revolving Credit Loans at such time) plus (ii) the aggregate outstanding principal amount of the Facility A Term Loans, at such time (or, if the Facility A Term Loans shall not have been made, the aggregate outstanding principal amount of the Facility A Term Loan Commitments at such time) plus (iii) the





                                Credit Agreement
aggregate outstanding principal amount of the Facility B Term Loans, at such time (or, if the Facility B Term Loans shall not have been made, the aggregate outstanding principal amount of the Facility B Term Loan Commitments at such time).

                 "Majority Revolving Credit Lenders" shall mean Lenders having at least 66-2/3% of the aggregate amount of the Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have terminated, the aggregate amount of the Revolving Credit Loans at such time).

                 "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, T, U and X.

                 "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

                 "Mortgages" shall mean, collectively, one or more mortgages, deeds of trust or collateral assignments of leasehold interest, in form and substance satisfactory to the Majority Lenders, to effect a Lien on real property or leasehold interests in the State where the respective Property to be covered by such instrument is located, executed by the respective Obligor that is the owner or lessee of such Property in favor of the Administrative Agent (or, in the case of a deed of trust, in favor of a trustee for the benefit of the Administrative Agent and the Lenders) pursuant to Section 6.01(j) of the Existing Credit Agreement, Section 6.01(i) hereof or Section
8.19 hereof, as the case may be, covering the respective fee or leasehold interests owned by such Obligor, as said mortgages, deeds of





                                Credit Agreement
trust and collateral assignments of leasehold interests shall be modified and supplemented and in effect from time to time.

                 "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

                 "Net Available Proceeds" shall mean:

                      (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

                      (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

                      (iii) in the case of any Debt Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Debt Issuance, net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith; and

                      (iv) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries or by FrontierVision L.P., as the case may be, in respect of such Equity Issuance, net of reasonable expenses incurred by the Company and its Subsidiaries and by FrontierVision L.P. in connection therewith.





                                Credit Agreement

                 "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (but excluding, in the event such Disposition consisted in whole or in part of an exchange of CATV Systems, any cash and cash equivalents derived from the operation of the CATV Systems acquired as part of such exchange); provided that:

                 (a) Net Cash Payments shall be net of (i) the amount of any legal, accounting, regulatory, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Tax Payment Amount estimated to be payable by the Company and its Subsidiaries as a result of such Disposition, and

                 (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that
         (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) such Indebtedness is repaid in connection with such Disposition.

                 "Net Company Portion of Excess Cash Flow" shall mean (a) for any fiscal year through and including the fiscal year ending December 31, 1997, 100% of Excess Cash Flow for such fiscal year and (b) for any fiscal year thereafter, 50% of Excess Cash Flow for such fiscal year.

                 "New Lenders" shall mean each of the Lenders hereto identified under the caption "NEW LENDERS" on the signature pages hereto.





                                Credit Agreement

                 "Notes" shall mean, collectively, the Revolving Credit Notes, the Facility A Term Loan Notes and the Facility B Term Loan Notes.

                 "Obligors" shall mean, collectively, the Company, each Partner Pledgor under and as defined in the Partner Pledge Agreement, each Stock Pledgor under and as defined in the Stock Pledge Agreement and, effective upon the execution and delivery of any Subsidiary Guarantee Agreement, each Subsidiary of the Company so executing and delivering such Subsidiary Guarantee Agreement.

                 "Other Equity Interests" shall mean limited partnership interests issued by the Company in accordance with Section 8.13 hereof.

                 "Other Equity Issuance" shall mean any issuance by the Company of Other Equity Interests.

                 "Other Pledge Agreement" shall mean a pledge agreement executed and delivered by a holder of Other Equity Interests in favor of the Administrative Agent in accordance with Section 8.13(b)(iii) hereof.

                 "Pari Passu Obligations" shall mean, collectively, (a) the obligations of the Company in respect of Interest Rate Protection Agreements between the Company and a Lender (or a Control Affiliate of a Lender) permitted under Section 8.08(g) hereof and (b) any Indebtedness of the Company or any of its Subsidiaries to any Lender permitted under Section 8.07(f) hereof.

                 "Partner Pledge Agreement" shall mean the Partner Pledge Agreement dated as of November 9, 1995 between the Partner Pledgors referred to therein and the Administrative Agent, a copy of which is attached as Exhibit D-1 hereto, as the same shall be amended by Amendment No. 1 thereto in substantially the form attached as Exhibit D-2 hereto and as the same shall be further modified and supplemented and in effect from time to time.





                                Credit Agreement

                 "Partners" shall mean, collectively, the General Partners and the Limited Partners of the Company from time to time.

                 "Partnership Agreement" shall mean the Agreement of Limited Partnership of FrontierVision Operating Partners, L.P. dated as of July 14, 1995 by and between the Partners (as amended by Amendment No. 1 thereto dated as of July 15, 1995, by Amendment No. 2 thereto dated as of November 9, 1995 and by Amendment No. 3 thereto dated as of April 9, 1996) as the same shall, subject to Section 8.18 hereof, be further modified and supplemented and in effect from time to time.

                 "Partnership Distribution" shall mean, with respect to (i) any portion of any partnership interest (whether general or limited) in the Company, (ii) any warrants, options or other rights to acquire any such partnership interest or (iii) any payments to any Person (such as "phantom stock" payments) where the amount thereof is calculated with reference to fair market or equity value of the Company or any Subsidiary, all partnership distributions of the Company (in cash, Property or obligations) thereon, or other payments or distributions on account thereof, or the setting apart of money for a sinking or other analogous fund therefor, or the purchase, redemption, retirement or other acquisition thereof. The term "Partnership Distribution" shall include any distributions or payments made by the Company to the Partners for the purpose of enabling the Partners (or their direct or indirect owners) to pay federal, state or local income taxes in respect of taxable income of the Company attributable to the Partners (or such owners).

                 "Pay TV Units" shall mean the aggregate number of premium or pay television services to which Subscribers subscribe.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.





                                Credit Agreement

                 "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a Division of McGraw Hill, Inc., or Moody's Investors Service, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest; and (d) Investments in money market funds whose assets consist primarily of Investments of the types described in the foregoing clauses (a),
(b) and (c) rated as investment grade or better.

                 "Permitted Subordinated Indebtedness" shall mean Indebtedness of the Company incurred in accordance with Section 8.13 hereof.

                 "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                 "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                 "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the





                                Credit Agreement

Applicable Margin for Base Rate Loans, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

                 "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

                 "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

                 "Principal Payment Date" shall mean each Quarterly Date commencing with September 30, 1998 through and including June 30, 2005.

                 "Pro Forma Financial Statements" shall have the meaning assigned to such term in Section 6.01(m) hereof.

                 "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 "Purchase Price" shall mean with respect to any Subsequent Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, Property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 8.07(g) hereof and the fair market value of any CATV Systems being transferred by the Company or any of its Subsidiaries in exchange for the CATV Systems being acquired in such Subsequent Acquisition), paid or delivered by the Company and its Subsidiaries in connection with such Subsequent Acquisition plus (ii) the aggregate amount of liabilities of the





                                Credit Agreement
acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Company and its Subsidiaries after giving effect to such Subsequent Acquisition.

                 "Qualified Public Offering" shall mean an offer or offerings of equity interests of FrontierVision Partners LP under one or more effective registration statements under the Securities Act of 1933, as amended, such that, after giving effect thereto, (i) at least 20% of the aggregate equity interests in FrontierVision LP on a fully diluted basis (i.e., giving effect to the exercise of any warrants, options and conversion and other rights) has been sold pursuant to such offerings, and (ii) such offerings result in aggregate cash proceeds being received by FrontierVision LP (and contributed by FrontierVision LP to the Company) of at least $50,000,000 exclusive of underwriter's discounts and other expenses.

                 "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                 "Quarterly Officer's Report" shall mean a quarterly report of a Senior Officer with respect to Equivalent Basic Subscribers, homes passed, revenues per Subscriber and Pay TV Units, substantially in the form of Exhibit B hereto.

                 "Registered Holder" shall have the meaning assigned to such term in Section 5.06(a)(ii) hereof.

                 "Registered Loan" shall have the meaning assigned to such term in Section 2.07(f) hereof.

                 "Registered Note" shall have the meaning assigned to such term in Section 2.07(f) hereof.

                 "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as





                                Credit Agreement
the same may be modified and supplemented and in effect from time to time.

                 "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                 "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.





                                Credit Agreement

                 "Reserved Commitment Amount" shall have the meaning assigned to such term in Section 2.01(a) hereof.

                 "Reserved Proceeds" shall mean, with respect to any Debt Issuance, the Net Available Proceeds thereof which are not simultaneously with, or within five Business Days of, the occurrence thereof used to make a Subsequent Acquisition, to refinance outstanding Subordinated Indebtedness or to make payments in respect of the UVC Notes as contemplated by the last sentence of the first paragraph of Section 8.09 hereof.

                 "Restricted Payment" shall mean, collectively, Partnership Distributions and, to the extent made in cash, payments of principal, interest or premiums in respect of the UVC Notes.

                 "Revolving Credit Commitment" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.03 or 2.09 hereof or increased or reduced from time to time pursuant to assignments permitted under
Section 11.06(b) hereof). The aggregate original principal amount of the Revolving Credit Commitments is $75,000,000.

                 "Revolving Credit Commitment Adjustment Date" shall mean the Quarterly Date falling on or nearest to June 30, 1998.

                 "Revolving Credit Commitment Reduction Dates" shall mean each Quarterly Date commencing with September 30, 1998, through and including June 30, 2004.





                                Credit Agreement

                 "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to June 30, 2004.

                 "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06(b).

                 "Revolving Credit Loans" shall mean the loans provided for in
Section 2.01(a) hereof.

                 "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The "Revolving Credit Notes" shall include any Registered Notes evidencing Revolving Credit Loans executed and delivered pursuant to Section 2.07(f) hereof.

                 "Security Agreement" shall mean the Security Agreement dated as of November 9, 1995 between the Company, the other Securing Parties from time to time party thereto and the Administrative Agent, a copy of which is attached as Exhibit C-1 hereto, as the same shall be amended by Amendment No. 1 thereto in substantially the form attached as Exhibit C-2 hereto and as the same shall be further modified and supplemented and in effect from time to time.

                 "Security Documents" shall mean, collectively, the Security Agreement, the Partner Pledge Agreement, the Stock Pledge Agreement, the Subsidiary Guarantee Agreements, the Mortgages and the Other Pledge Agreements, and all Uniform Commercial Code financing statements required by the Security Agreement, the Partner Pledge Agreement, the Stock Pledge Agreement, the Subsidiary Guarantee Agreements, the Mortgages and the Other Pledge Agreements to be filed with respect to the security interests in personal Property and fixtures created





                                Credit Agreement
pursuant to the Security Agreement, the Partner Pledge Agreement, the Stock Pledge Agreement, the Subsidiary Guarantee Agreements, the Mortgages and the Other Pledge Agreements.

                 "Sellers" shall mean, collectively, (a) with respect to the Longfellow Acquisition, Stephen S. Gray in his capacity as Receiver of Longfellow Cable Company, Inc., Carrabassett Electronics and Carrabassett Cable Company, Inc., (b) with respect to the UVC Acquisition, UVC, (c) with respect to the Americable Acquisition, Americable, (d) with respect to the C4 Acquisition, C4 Media, (e) with respect to the Cox Acquisition, Cox and (f) with respect to any Subsequent Acquisition, the owner of, the stock (or other ownership interests) of the entity that owns, or the assets of, the CATV System to be acquired by the Company or any of its Subsidiaries pursuant to such Subsequent Acquisition, as the case may be.

                 "Senior Debt Ratio" shall mean, as at any date, the ratio of:

                 (a) the sum of the aggregate amount of all Indebtedness of the Company and its Subsidiaries (excluding all Subordinated Indebtedness and performance bonds contemplated by Section 8.07(f) hereof but including all letters of credit contemplated by said Section) as at such date to

                 (b) the product of EBITDA for the fiscal quarter ending on, or most recently ended prior to such date times four (or, for purposes of determining the Senior Debt Ratio as at any date prior to March 31, 1996, the product of EBITDA for the three months ended February 29, 1996 times four).

                 "Senior Officer" shall mean the president or chief financial officer of FrontierVision Inc., acting in its capacity as the general partner of the general partner of the General Partner, acting for and on behalf of the Company.





                                Credit Agreement

                 "Special Debt Issuance" shall mean any Debt Issuance to the extent the proceeds thereof are applied to refinance, or to make payments in cash in respect of, the UVC Notes as contemplated by the last sentence of the first paragraph of Section 8.09 hereof.

                 "Special Equity Issuance" shall mean any Equity Issuance to the extent the proceeds thereof are applied to refinance, or to make payments in cash in respect of, the UVC Notes as contemplated by the last sentence of the first paragraph of Section 8.09 hereof.

                 "Specified Default" shall mean, collectively, any Event of Default under Section 9(a), 9(b), 9(d)(i), 9(e), 9(f), 9(g), 9(h), 9(l), 9(m)
or 9(n) hereof.

                 "Stock Pledge Agreement" shall mean the Stock Pledge Agreement dated as of November 9, 1995 between the Stock Pledgors referred to therein and the Administrative Agent, a copy of which is attached as Exhibit E-1 hereto, as the same shall be amended by Amendment No. 1 thereto in substantially the form attached as Exhibit E-2 hereto and as the same shall be further modified and supplemented and in effect from time to time.

                 "Subordinated Indebtedness" shall mean, collectively, (a) the UVC Notes and (b) Permitted Subordinated Indebtedness.

                 "Subscriber" shall mean a Person who subscribes to one or more of the cable television services of the Company and its Subsidiaries and includes both Equivalent Basic Subscribers and Persons who subscribe to Pay TV Units, but excluding each such Person whose account is more than 90 days past due.

                 "Subsequent Acquisition" shall mean any acquisition permitted under Section 8.05(b)(iv) hereof.

                 "Subsequent Acquisition Agreement" shall mean each agreement pursuant to which a Subsequent Acquisition shall be





                                Credit Agreement
consummated, as the same shall, subject to Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                 "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                 "Subsidiary Guarantee Agreement" shall mean a Subsidiary Guarantee Agreement substantially in the form of Exhibit F hereto by a Subsidiary of the Company in favor of the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                 "Subsidiary Guarantor" shall mean any Subsidiary of the Company that executes and delivers the Subsidiary Guarantee Agreement.

                 "Tax Payment Amount" shall mean, for any period, an amount equal to the aggregate amount of Federal, state and local income taxes the Company and its Subsidiaries would have paid in respect of such period in the event they were corporations (other than an "S corporation" within the meaning of Section 1361 of the Code) for such period and all prior periods filing consolidated income tax returns with the Company as the "common parent" (within the meaning of Section 1504 of the Code).

                 "Term Loan Commitments" shall mean, collectively, the Facility A Term Loan Commitments and the Facility B Term Loan Commitments.





                                Credit Agreement

                 "Term Loans" shall mean, collectively, the Facility A Term Loans and the Facility B Term Loans.

                 "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

                 "Unused Proceeds" shall mean, with respect to any Debt Issuance, the Net Available Proceeds thereof other than the Reserved Proceeds thereof.

                 "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

                 "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

                 "UVC" shall mean United Video Cablevision, Inc.

                 "UVC Acquisition" shall mean the acquisition by the Company of assets of UVC pursuant to the UVC Acquisition Agreement.

                 "UVC Acquisition Agreement" shall mean the Asset Purchase Agreement dated July 20, 1995 between the Company and UVC, as the same shall, subject to Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                 "UVC Notes" shall mean, collectively, (a) the promissory note of the Company in favor of UVC executed and delivered by the Company in connection with the UVC Acquisition in an aggregate principal amount of $7,200,000 and (b) any PIK Notes (under and as defined in such promissory note) executed and delivered thereunder as provided therein, as the same shall,





                                Credit Agreement
subject to Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                 "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                 1.02  Accounting Terms and Determinations.

                 (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent and the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the Pro Forma Financial Statements). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the Pro Forma Financial Statements) unless:

                        (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or





                                Credit Agreement

                      (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements,

in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the Pro Forma Financial Statements).

                 (b) The Company shall deliver to the Administrative Agent (in sufficient copies for each Lender) and the Agents at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                 (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                 (d) Whenever making determinations under this Agreement of the amount of income taxes payable during any period by the Company and its Subsidiaries, the amount of such taxes shall be deemed to include the Tax Payment Amount for such period.

                 1.03 Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Revolving Credit Loan, a





                                Credit Agreement

Facility A Term Loan or a Facility B Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                 1.04 Subsidiaries. The Company has no Subsidiaries on the date hereof; reference in this Agreement to Subsidiaries of the Company shall be deemed inapplicable until such time as the Majority Lenders shall consent to the creation of such Subsidiaries or such Subsidiaries shall in fact come into existence in accordance with the terms hereof.


                 Section 2.  Commitments, Loans, Notes and Prepayments.

                 2.01  Loans.

                 (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount (as to all Revolving Credit Loans held by such Lender) at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in Section 2.08 hereof). Anything herein to the contrary notwithstanding, no Revolving Credit Loans may be made hereunder on the Effective Date unless the Company shall be simultaneously borrowing Facility A and Facility B Term Loans hereunder in an aggregate amount equal to the original Facility A and Facility B Term Loan Commitments hereunder (after giving effect to the





                                Credit Agreement
designation of Existing Loans as Facility A and Facility B Term Loans as provided in Sections 2.01(a) and (b) hereof).

                 Proceeds of Revolving Credit Loans shall be available for any use permitted under Section 8.16 hereof, provided that, in the event that as contemplated by Section 2.09(d) hereof, the Company shall prepay Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Revolving Credit Commitments equal to the amount of such prepayment (herein the "Reserved Commitment Amount") shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied to make Subsequent Acquisitions permitted under
Section 8.05(b) hereof or to make prepayments of Loans under Section 2.09(d)(y)(B) hereof. The Company agrees, upon the occasion of any borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such borrowing that is to constitute such utilization, the Subsequent Acquisition in respect of which the proceeds of such borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such borrowing.

                 (b) Facility A Term Loans. On the Effective Date, all outstanding Existing Loans held by the Existing Lenders shall, to the extent of the aggregate Facility A Term Loan Commitments, automatically, and without any action on the part of any Person, be designated as Facility A Term Loans hereunder, and each of the New Lenders that is a Facility A Term Loan Lender (and each Existing Lender, if any, whose relative proportion of Facility A Term Loan Commitments hereunder is increasing over the proportion of Existing Loans held by it under the Existing Credit Agreement) shall, by assignments from the Existing Lenders (which shall be deemed to occur automatically on the Effective
Date), acquire a portion of the Facility A Term Loans of the Existing Lenders so designated in such amounts (and the Facility A Term Loan Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after





                                Credit Agreement
giving effect to such assignments and adjustments, the Facility A Term Loan Lenders shall hold the Facility A Term Loans hereunder ratably in accordance with their respective Facility A Term Loan Commitments. In addition to the foregoing, each Facility A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make additional term loans to the Company in Dollars on the Effective Date in an aggregate principal amount up to but not exceeding the then unused amount of the Facility A Term Loan Commitment of such Lender. Subject to the terms and conditions of this Agreement (including, without limitation, paragraph (d) below), the Company may Convert Facility A Term Loans of one Type into Facility A Term Loans of another Type (as provided in Section 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in Section 2.08 hereof).

                 Proceeds of Facility A Term Loans hereunder shall be available for any use permitted under Section 8.16 hereof.

                 (c) Facility B Term Loans. On the Effective Date, all outstanding Existing Loans shall, to the extent the same are not designated as Facility A Term Loans pursuant to Section 2.01(b) hereof, automatically, and without any action on the part of any Person, be designated as Facility B Term Loans hereunder and each of the New Lenders that is a Facility B Term Loan Lender (and each Existing Lender, if any, whose relative proportion of Facility B Term Loan Commitments hereunder is increasing over the proportion of Existing Loans held by it under the Existing Credit Agreement) shall, by assignments from the Existing Lenders (which shall be deemed to occur automatically on the Effective Date), acquire a portion of the Facility B Term Loans of the Existing Lenders so designated in such amounts (and the Facility B Term Loan Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, the Facility B Term Loan Lenders shall hold the Facility B Term Loans hereunder ratably in accordance with their respective Facility B Term Loan Commitments. In addition to the foregoing, each Facility B Term Loan Lender severally agrees, on the terms and





                                Credit Agreement
conditions of this Agreement, to make additional term loans to the Company in Dollars on the Effective Date in an aggregate principal amount up to but not exceeding the then unused amount of the Facility B Term Loan Commitment of such Lender. Subject to the terms and conditions of this Agreement (including, without limitation, paragraph (d) below), the Company may Convert Facility B Term Loans of one Type into Facility B Term Loans of another Type (as provided in Section 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in Section 2.08 hereof).

                 Proceeds of Facility B Term Loans hereunder shall be available for any use permitted under Section 8.16 hereof.

                 (d) Limit on Eurodollar Loans.

                        (i) On the Effective Date all "Interest Periods" under the Existing Credit Agreement in respect of the Existing Loans shall automatically be terminated, and, subject to the provisions of paragraph (ii) below, the Company shall be permitted to Continue such Existing Loans as Eurodollar Loans of the appropriate Class hereunder, or to Convert such Existing Loans into Base Rate Loans of the appropriate Class hereunder.

                      (ii) No more than seven separate Interest Periods in respect of Eurodollar Loans of all Classes may be outstanding at any one time.

                 2.02 Borrowings. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company (or, at such other account as the Administrative Agent may designate).





                                Credit Agreement

The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at the Principal Office (or, in such other manner as the Company may reasonably specify to the Administrative Agent).

                 2.03  Changes of Commitments.

                 (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date. In addition, (i) if on the Revolving Credit Commitment Adjustment Date, the Revolving Credit Commitments shall exceed the aggregate principal amount of the Revolving Credit Loans, the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on such date to an amount equal to such aggregate principal amount of Revolving Credit Loans (the aggregate amount of the Revolving Credit Commitments as at the Revolving Credit Commitment Adjustment Date, after giving effect to such reduction, being hereinafter referred to as the "Adjusted Commitment Amount") and (ii) the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Reduction Date set forth in column
(A) below, (x) by an amount (subject to reduction pursuant to paragraph (c) below) equal to the percentage of the Adjusted Commitment Amount set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date, (y) to an amount (subject to reduction pursuant to paragraph (c) below) equal to the percentage of the Adjusted Commitment Amount set forth in column (C) below opposite such Revolving Credit Commitment Reduction Date:





                                Credit Agreement

          (A)                       (B)                     (C)
    Revolving Credit          Revolving Credit         Revolving Credit
  Commitment Reduction      Commitments Reduced      Commitments Reduced
   Date Falling on or        by the Following          to the Following
      Nearest to:              Percentages               Percentages
      ----------            -------------------      -------------------
    September 30, 1998              1.5                     98.5
    December 31, 1998               1.5                     97.0

    March 31, 1999                  2.0                     95.0
    June 30, 1999                   2.0                     93.0
    September 30, 1999              2.0                     91.0
    December 31, 1999               2.0                     89.0

    March 31, 2000                  3.0                     86.0
    June 30, 2000                   3.0                     83.0
    September 30, 2000              3.0                     80.0
    December 31, 2000               3.0                     77.0

    March 31, 2001                  4.0                     73.0
    June 30, 2001                   4.0                     69.0
    September 30, 2001              4.0                     65.0
    December 31, 2001               4.0                     61.0

    March 31, 2002                  5.0                     56.0
    June 30, 2002                   5.0                     51.0
    September 30, 2002              5.0                     46.0
    December 31, 2002               5.0                     41.0

    March 31, 2003                  6.5                     34.5
    June 30, 2003                   6.5                     28.0
    September 30, 2003              6.5                     21.5
    December 31, 2003               6.5                     15.0

    March 31, 2004                  7.5                      7.5
    June 30, 2004                   7.5                      0.0

                 (b) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans are





                                Credit Agreement
outstanding to terminate the Revolving Credit Commitments or (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000). In addition, the Revolving Credit Commitments shall be automatically reduced to the extent required pursuant to Section 2.09(f) hereof.

                 (c) Each partial reduction in the aggregate amount of the Revolving Credit Commitments pursuant to paragraph (b)(ii) above, or Section 2.09(f) hereof, on any date after the Revolving Credit Commitment Adjustment Date, shall be applied to scheduled reductions in the Revolving Credit Commitments ratably as follows: each such reduction shall result in a reduction of the respective percentages set forth in column (B) at the end of paragraph (a) above (ratably in accordance with the respective remaining amounts thereof, after giving effect to any prior reductions pursuant to this paragraph (c)), with appropriate reductions (but not below zero) being made to the respective percentages set forth in column (C) of said paragraph (a) after giving effect to such reduction of the percentages in said column (B).

                 (d) Any portion of the Facility A and Facility B Term Loan Commitments not used on the Effective Date shall be automatically terminated on the Effective Date.

                 (e) The Commitments once terminated or reduced may not be reinstated.

                 2.04 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Lender:

                 (a) a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment (including, without limitation, the Reserved Commitment Amount), for the period from and including the date hereof





                                Credit Agreement
         to but not including the earlier of the date such Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 1/2 of 1%;

                 (b) a commitment fee on the daily average unused amount of such Lender's Facility A Term Loan Commitment, for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Facility A Term Loan Commitment Termination Date, at a rate per annum equal to 1/2 of 1%; and

                 (c) a commitment fee on the daily average unused amount of such Lender's Facility B Term Loan Commitment, for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Facility B Term Loan Commitment Termination Date, at a rate per annum equal to 1/2 of 1%.

Accrued commitment fees shall be payable on the Effective Date, on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Revolving Credit Commitment Termination Date, the Facility A Term Loan Commitment Termination Date or the Facility B Term Loan Commitment Termination Date, as the case may be.

                 Notwithstanding anything to the contrary contained herein or in the Existing Credit Agreement, the accrued commitment fee payable under
Section 2.04 of the Existing Credit Agreement shall be payable on the Effective Date.

                 2.05 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                 2.06 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender





                                Credit Agreement
nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                 2.07  Notes.

                 (a) The Revolving Credit Loans (other than Registered Loans) made by each Revolving Credit Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

                 (b) The Facility A Term Loans (other than Registered Loans) made by each Facility A Term Loan Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Facility A Term Loan Commitment as originally in effect and otherwise duly completed.

                 (c) The Facility B Term Loans (other than Registered Loans) made by each Facility B Term Loan Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Facility B Term Loan Commitment as originally in effect and otherwise duly completed.





                                Credit Agreement

                 (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to the transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

                 (e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to
Section 11.06 hereof and except as provided in clause (f) below (and, if requested by any Lender, the Company agrees to so exchange any Note).

                 (f) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Company (through the Administrative Agent), and the Company agrees thereupon, to record on the Register referred to in Section 11.06(g) hereof any Loans of any Class held by such Lender under this Agreement. Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered
Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibits A-1, A-2 or A-3 hereto, as the case may be) and registered as provided in Section 11.06(g) hereof (herein, a "Registered Note"), dated the date hereof, payable to such Lender





                                Credit Agreement
and otherwise duly completed. A Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                 2.08 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, to Convert Loans of one Type into Loans of another Type or to Continue Eurodollar Loans from one Interest Period to the next Interest Period, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; (c) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof; and (d) prepayments of Term Loans shall be applied to the Facility A and Facility B Term Loans ratably in accordance with the respective aggregate outstanding principal amounts thereof, and to the installments of principal thereof ratably in accordance with the respective amounts of such installments. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into Base Rate Loans.

                 2.09  Mandatory Prepayments and Reductions of Commitments.

                 (a) Casualty Events. Upon the date 365 days following the receipt by the Company of the proceeds of insurance,





                                Credit Agreement
condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied (or committed to be applied pursuant to executed construction contracts or equipment orders) to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.09.

                 Nothing in this paragraph (a) shall be deemed to limit any obligation of the Company and its Subsidiaries pursuant to the Security Agreement to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, and the Administrative Agent shall release such proceeds to the Company in the manner and to the extent provided in Section 4.01(d) of the Security Agreement.

                 (b) Equity Issuance. Upon any Equity Issuance (other than a Special Equity Issuance or an Other Equity Issuance), the Company shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.09; provided that, notwithstanding the foregoing, the Company shall not be required to make a prepayment pursuant to this Section 2.09(b) with respect to:

                        (i) the first $125,000,000 of Net Available Proceeds received by the Company or FrontierVision LP in respect of Equity Issuances (including any such Net Available Proceeds received prior to the date hereof, but





                                Credit Agreement
         excluding any Net Available Proceeds received from any Special Equity Issuance and any Other Equity Issuance);

                      (ii) additional Net Available Proceeds received by FrontierVision LP in respect of Equity Issuances in an aggregate amount not exceeding $5,000,000 (or such greater amount as the Majority Lenders may otherwise agree) to the extent that such proceeds are not contributed by FrontierVision LP to the Company but instead are used to fund administrative and overhead costs and other costs associated with the start-up of FrontierVision LP or such other costs of FrontierVision LP as the Majority Lenders may otherwise agree;

                      (iii) additional Net Available Proceeds of one or more Equity Issuances in an aggregate amount not exceeding $50,000,000 to the extent that all of such Net Available Proceeds are to be applied within 180 days of such Equity Issuances to Subsequent Acquisitions each having (unless the Majority Lenders otherwise agree) an aggregate Purchase Price not exceeding $10,000,000; and

                      (iv) additional Net Available Proceeds of one or more Equity Issuances in an aggregate amount not exceeding $75,000,000 to the extent that all of such Net Available Proceeds are to be applied within 180 days of the relevant Equity Issuance to one or more Subsequent Acquisitions to which the Majority Lenders have consented, so long as, in the case of clauses (iii) and (iv) of this proviso:

                 (w) the Company advises the Administrative Agent at the time of the relevant Equity Issuance that it intends to use such Net Available Proceeds to finance such Subsequent Acquisitions,

                 (x) such Net Available Proceeds are held by the Administrative Agent in the Collateral Account pending such





                                Credit Agreement

         Acquisition(s), in which event the Administrative Agent need not release such Net Available Proceeds except upon presentation of evidence satisfactory to it that such Net Available Proceeds are to be so applied in compliance with the provisions of this Agreement, and

                 (y) such Net Available Proceeds are in fact so applied to such Acquisition(s) within 180 days of such Equity Issuance (it being understood that, in the event Net Available Proceeds from more than one Equity Issuance are paid into the Collateral Account, such Net Available Proceeds shall be deemed to be released in the same order in which such Equity Issuances occurred and, accordingly, any such Net Available Proceeds so held for more than 180 days shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided above).

As contemplated by Section 4.01 of the Security Agreement, nothing in this paragraph (b) shall be deemed to obligate the Administrative Agent to release any of such proceeds from the Collateral Account to the Company for use in financing a Subsequent Acquisition as aforesaid upon the occurrence and during the continuance of any Event of Default.

                 (c) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company, commencing with Excess Cash Flow for the fiscal year ending December 31, 1998, the Company shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of voluntary prepayments of Term Loans made during such fiscal year pursuant to Section 2.08 hereof (other than that portion, if any, of such prepayments applied to installments of the Term Loans falling due in such fiscal year) and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to Section 2.03(b) hereof (other than that portion, if any, of such reductions applied to reduce the reductions of Revolving Credit





                                Credit Agreement

Commitments occurring in such fiscal year pursuant to Section 2.03(a) hereof).

                 (d) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 8.05 hereof to any Disposition not otherwise permitted hereunder, the Company agrees, two Business Days prior to the occurrence of any Disposition in which the fair market value of the Property that is the subject of such Disposition is greater than or equal to $1,000,000, to deliver to the Administrative Agent (in sufficient copies for each Lender) and the other Agents a statement, certified by a Senior Officer, in reasonable detail of the estimated amount of the Net Available Proceeds of such Disposition, in which event the Company will prepay the Loans, and the Commitments shall be subject to automatic reduction, as follows:

                      (i) on the date of such Disposition, in an aggregate amount equal to 100% of the actual Net Available Proceeds of such Disposition received by the Company and its Subsidiaries on the date of such Disposition; and

                      (ii) thereafter, quarterly, on the date of the delivery by the Company to the Administrative Agent pursuant to Section 8.01 hereof of the financial statements for each quarterly fiscal period or (if earlier) the date 45 days after the end of such quarterly fiscal period, to the extent the Company or any of its Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment arrangements or Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Available Proceeds minus (B) any transaction expenses associated with such Disposition and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (C) any other adjustment received or paid by the Company or such Subsidiary pursuant to the respective agreements giving rise to such Disposition and not previously taken into account in the determination of





                                Credit Agreement
         the Net Available Proceeds of such Disposition, provided that, if prior to the date upon which the Company would otherwise be required to make a prepayment under this clause (ii) with respect to any quarterly fiscal period the aggregate amount of such Net Available Proceeds received in cash shall aggregate an amount that will require a prepayment of $1,000,000 or more under this clause (ii) with respect to such quarterly fiscal period, then the Company shall immediately make a prepayment under this clause (ii) in an amount equal to such required prepayment.

Prepayments of Loans and reductions of Commitments shall be effected in each case in the manner and to the extent specified in paragraph (f) of this Section 2.09.

                 Notwithstanding the foregoing, the Company shall not be required to make a prepayment pursuant to this paragraph (d) with respect to the Net Available Proceeds from any Disposition (including, without limitation, the Dispositions permitted under Section 8.05(c)(vi) hereof) in the event that the Company advises the Administrative Agent at the time the Net Available Proceeds from such Disposition are received that it intends to reinvest such Net Available Proceeds into replacement assets pursuant to a transaction permitted under Section 8.05(b) hereof, so long as:

                 (x) such Net Available Proceeds are either (i) held by the Administrative Agent in the Collateral Account pending such reinvestment, in which event the Administrative Agent need not release such Net Available Proceeds except upon presentation of evidence satisfactory to it that such Net Available Proceeds are to be so reinvested in compliance with the provisions of this Agreement or (ii) applied by the Company to the prepayment of Revolving Credit Loans hereunder (in which event the Company agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by Section 2.01(a) hereof, a portion of the Revolving Credit Commitments hereunder equal to the amount





                                Credit Agreement
         of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for purposes of making Subsequent Acquisitions under Section 8.05(b) hereof),

                 (y) the Net Available Proceeds from any Disposition are in fact so reinvested within twelve months of such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are paid into the Collateral Account or applied to the prepayment of Revolving Credit Loans as provided in clause (x) above, such Net Available Proceeds shall be deemed to be released (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Available Proceeds so held for more than twelve months shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided above and (B) any Reserved Commitment Amount that remains so unutilized for more than twelve months shall, subject to the satisfaction of the conditions precedent to such borrowing in Section
         6.02 hereof, be utilized through the borrowing by the Company of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans and reductions of Commitments as provided in paragraph (f) of this Section 2.09) and

                 (z) the aggregate amount of Net Available Proceeds (together with investment earnings thereon) so held at any time by the Administrative Agent pending reinvestment as contemplated by this sentence, together with the aggregate amount of the Reserved Commitment Amount, shall not at any time exceed $10,000,000 or such greater amount as the Majority Lenders may otherwise agree.

As contemplated by Section 4.01 of the Security Agreement, nothing in this paragraph (d) shall be deemed to obligate the Administrative Agent to release any of such proceeds from the Collateral Account to the Company for purposes of reinvestment as





                                Credit Agreement
aforesaid upon the occurrence and during the continuance of any Event of Default.

                 (e) Subordinated Indebtedness. Without limiting the obligation of the Company to obtain the approval of the Majority Lenders to the terms of Permitted Subordinated Indebtedness to the extent required by Section
8.13 hereof, upon any Debt Issuance:

                      (i) the Company shall prepay the Loans and the Commitments shall be subject to automatic reduction on the date of such issuance in an amount equal to the Unused Proceeds thereof, such prepayment and reduction to be effected in the manner and to the extent specified in paragraph (f) of this Section 2.09; and

                      (ii) the Company shall deposit the Reserved Proceeds thereof into an escrow account (which shall be established on such terms and conditions, and with an escrow agent, as shall be acceptable to the Administrative Agent and the Majority Lenders), to be held by said escrow agent in said escrow account pending application thereof to make one or more Subsequent Acquisitions, to refinance outstanding Subordinated Indebtedness or to make payments in respect of the UVC Notes as contemplated by the last sentence of the first paragraph of
         Section 8.09 hereof (and such escrow agent need not release such Reserved Proceeds except upon presentation of evidence satisfactory to it that such Reserved Proceeds are to be so applied in compliance with the provisions of this Agreement), provided that if such Reserved Proceeds are not in fact so applied within 180 days of such Debt Issuance, such Reserved Proceeds shall forthwith be applied to the prepayment of Loans and reductions of Commitments as provided above (it being understood that, in the event Reserved Proceeds from more than one Debt Issuance are paid into said escrow account, such Reserved Proceeds shall be deemed to be released in the same order in which such Debt Issuances occurred).





                                Credit Agreement

Nothing in this paragraph (e) shall be deemed to obligate the Administrative Agent or the Majority Lenders to agree to the release from said escrow account of any of such proceeds to or for the benefit of the Company for purposes as aforesaid upon the occurrence and during the continuance of any Event of Default.

                 (f) Application. Upon the occurrence of any of the events described in the above paragraphs of this Section 2.09, the amount of the required prepayment shall be applied to the reduction of the Revolving Credit Commitments and the prepayment of the Facility A and Facility B Term Loans ratably in accordance with the respective then-outstanding aggregate amounts of such Commitments and Loans (and to the simultaneous prepayment of the Revolving Credit Loans in an amount equal to such required reduction of Revolving Credit Commitments), provided that to the extent any such required reduction of Revolving Credit Commitments shall exceed the then-outstanding aggregate principal amount of Revolving Credit Loans, such excess shall be applied to the prepayment of Facility A and Facility B Term Loans. Each such prepayment of Term Loans shall be applied to the Facility A and Facility B Term Loans ratably in accordance with the respective aggregate outstanding principal amounts thereof, and to the installments of principal thereof ratably in accordance with the respective amounts of such installments.


                 Section 3.  Payments of Principal and Interest.

                 3.01  Repayment of Loans.

                 (a) The Company hereby promises to pay to the Administrative Agent for account of each Revolving Credit Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Revolving Credit Loans shall exceed the Revolving Credit Commitments, the Company shall





                                Credit Agreement
pay principal of the Revolving Credit Loans in an aggregate amount equal to such excess.

                 (b) The Company hereby promises to pay to the Administrative Agent for account of the Facility A Term Loan Lenders the principal of the Facility A Term Loans in twenty-four installments payable on the Principal Payment Dates set forth below as follows:

         Principal Payment Date
         Falling on or Nearest to:                          Amount ($)
         -------------------------                          ----------
           September 30, 1998                               1,500,000
           December 31, 1998                                1,500,000

           March 31, 1999                                   2,000,000
           June 30, 1999                                    2,000,000
           September 30, 1999                               2,000,000
           December 31, 1999                                2,000,000

           March 31, 2000                                   3,000,000
           June 30, 2000                                    3,000,000
           September 30, 2000                               3,000,000
           December 31, 2000                                3,000,000

           March 31, 2001                                   4,000,000
           June 30, 2001                                    4,000,000
           September 30, 2001                               4,000,000
           December 31, 2001                                4,000,000

           March 31, 2002                                   5,000,000
           June 30, 2002                                    5,000,000
           September 30, 2002                               5,000,000
           December 31, 2002                                5,000,000





                                Credit Agreement

           March 31, 2003                                   6,500,000
           June 30, 2003                                    6,500,000
           September 30, 2003                               6,500,000
           December 31, 2003                                6,500,000

           March 31, 2004                                   7,500,000
           June 30, 2004                                    7,500,000

                 If the Company does not borrow the full amount of the aggregate Facility A Term Loan Commitments on the Effective Date the shortfall shall be applied to reduce the foregoing installments ratably.

                 (c) The Company hereby promises to pay to the Administrative Agent for account of the Facility B Term Loan Lenders the principal of the Facility B Term Loans in twenty-eight installments payable on the Principal Payment Dates set forth below as follows:

         Principal Payment Date
         Falling on or Nearest to:                            Amount ($)
         -------------------------                            ----------

           September 30, 1998                                  337,500
           December 31, 1998                                   337,500

           March 31, 1999                                      337,500
           June 30, 1999                                       337,500
           September 30, 1999                                  337,500
           December 31, 1999                                   337,500

           March 31, 2000                                      337,500
           June 30, 2000                                       337,500
           September 30, 2000                                  337,500
           December 31, 2000                                   337,500





                                Credit Agreement

           March 31, 2001                                      337,500
           June 30, 2001                                       337,500
           September 30, 2001                                  337,500
           December 31, 2001                                   337,500

           March 31, 2002                                      337,500
           June 30, 2002                                       337,500
           September 30, 2002                                  337,500
           December 31, 2002                                   337,500

           March 31, 2003                                      337,500
           June 30, 2003                                       337,500
           September 30, 2003                                  337,500
           December 31, 2003                                   337,500

           March 31, 2004                                      337,500
           June 30, 2004                                       337,500
           September 30, 2004                               18,450,000
           December 31, 2004                                18,450,000

           March 31, 2005                                   22,500,000
           June 30, 2005                                    22,500,000

                 If the Company does not borrow the full amount of the aggregate Facility B Term Loan Commitments on the Effective Date the shortfall shall be applied to reduce the foregoing installments ratably.

                 3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and





                                Credit Agreement

                 (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

                 In the event that, as contemplated by the definition of "Applicable Margin" set forth in Section 1.01 hereof, the Applicable Margin for the first Payment Period (as defined therein) shall be retroactively increased, then, to the extent the Company has previously paid interest with respect to any period ending prior to such date, the Company shall on the Quarterly Date immediately following such date pay such additional amounts as shall be necessary to give effect to such retroactive increase.





                                Credit Agreement

                 Notwithstanding anything to the contrary contained herein or in the Existing Credit Agreement, accrued interest payable under Section 3.02 of the Existing Credit Agreement with respect to any of the "Loans" outstanding thereunder shall be paid on the Effective Date.

                 Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                 4.01  Payments.

                 (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office (or, at such other account as the Administrative Agent may designate), not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                 (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity of such debit.

                 (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is





                                Credit Agreement
to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

                 (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                 (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.04 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit, Facility A Term Loan Commitments and Facility B Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit Loans, Facility A Term Loans and Facility B Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of





                                Credit Agreement
principal of Revolving Credit Loans, Facility A Term Loans or Facility B Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans, Facility A Term Loans and Facility B Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                 4.03 Computations. Interest on Loans and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                 4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.09 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $500,000 or a larger multiple of $100,000 and each borrowing, Conversion and partial prepayment of Eurodollar Loans shall be in an aggregate amount at least equal to $2,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). If any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                 4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans and Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on





                                Credit Agreement
the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                     Number of
                                                                     Business
                 Notice                                             Days Prior
                 ------                                             ----------
         Termination or reduction
           of Commitments                                                3

         Borrowing or prepayment of,
           or Conversions into,
           Base Rate Loans                                               1

         Borrowing or prepayment of,
           Conversions into, Continuations
           as, or duration of Interest
           Period for, Eurodollar Loans                                  3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.

                 The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically





                                Credit Agreement

Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                 4.06  Non-Receipt of Funds by the Administrative Agent.
Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                 (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the





                                Credit Agreement

         Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said
         Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

                      (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                 4.07  Sharing of Payments, Etc.

                 (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.





                                Credit Agreement

                 (b) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder or thereunder by the Company to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                 (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may, to the fullest extent permitted by law, exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                 (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency





                                Credit Agreement
or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


                 Section 5.  Yield Protection, Etc.

                 5.01  Additional Costs.

                 (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation, resulting from any Regulatory Change that:

                        (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                      (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any





                                Credit Agreement
         commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

                      (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                 (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable





                                Credit Agreement

Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                 (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                 5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the





                                Credit Agreement
determination of any Eurodollar Base Rate for any Interest Period:

                 (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                 (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders, if the related Loans are Facility A Term Loans, the Majority Facility A Term Loan Lenders or, if the related Loans are Facility B Term Loans, the Majority Facility B Term Loan Lenders, determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section
         1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

                 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole





                                Credit Agreement
opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                 5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

                 (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                 (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Converted into Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of





                                Credit Agreement
such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of the same Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

                 5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

                 (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

                 (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case





                                Credit Agreement
of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                 Without limiting the generality of the foregoing, on the Effective Date, the Company shall pay to the Administrative Agent for account of the Existing Lenders under the Existing Credit Agreement any amounts that would be payable under Section 5.05 of the Existing Credit Agreement assuming any "Eurodollar Loans" outstanding thereunder had been paid in full on the Effective Date.

                 5.06  U.S. Taxes.

                 (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                        (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to either submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder





                                Credit Agreement
         in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

                 (ii) any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

                 (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively





                                Credit Agreement

Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses
(A), (B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                 (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                 (c) Each Lender that is not a U.S. Person agrees, to the extent it is entitled to an exemption from (or reduction of) the amount of withholding of U.S. Taxes from interest payments hereunder, to furnish to the Company on or prior to the date hereof (or the date on which it becomes a Lender as provided in Section 11.06(b) hereof) two copies of Form 1001, Form 4224 or Form W-8 (as applicable), and any other form reasonably requested by the Company which such Lender may lawfully deliver that is necessary or required to establish such exemption (or reduction).


                 Section 6.  Conditions Precedent.

                 6.01 Effectiveness. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby), and the obligation of any Lender to make its initial Loan hereunder are subject to





                                Credit Agreement

(i) the condition precedent that such effectiveness shall occur on or before April 9, 1996 and (ii) the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender or the Majority Lenders) in form and substance:

                 (a) Corporate and Partnership Documents. Certified copies of the Partnership Agreement and of the charter and by-laws (or equivalent documents) of each Obligor and of all partnership and corporate authority for the Obligors (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers for each Obligor) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor, as the case may be, to the contrary).

                 (b) Officer's Certificate. A certificate of a Senior Officer, dated the Effective Date, to the effect set forth in the first sentence of Section 6.02 hereof.

                 (c) Opinion of Counsel to the Company. An opinion, dated the Effective Date, of Edwards & Angell, counsel to the Obligors, substantially in the form of Exhibit G hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                 (d) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially





                                Credit Agreement
         in the form of Exhibit H hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                 (e) Notes. The Notes, duly completed and executed for each Lender (except that, in the case of a Registered Holder, Notes shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of Notes pursuant to Section 2.07(f) hereof).

                 (f) Amendment No. 1 to Security Agreement. Amendment No. 1 to the Security Agreement, in substantially the form of Exhibit C-2 hereto, duly executed and delivered by the Company and the Administrative Agent. In addition, the Company shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement (other than perfection of security interests in Motor Vehicles under and as defined therein) to the extent such filings have not already been effected pursuant to the Existing Credit Agreement, including, without limitation, (i) delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements and (ii) obtaining any consents from municipal franchising authorities necessary to create and perfect a valid and enforceable first priority Lien on the respective Franchises issued by such authorities for the CATV Systems to be owned by the Company (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date), it being understood that not all of such consents need be obtained by the Effective Date so long as consents covering Franchises for at least 93% of the Subscribers (after giving effect to the transactions contemplated to occur on or before the Effective Date) have been obtained.

                 (g) Amendment No. 1 to Partner Pledge Agreement. Amendment No. 1 to the Partner Pledge Agreement, in substantially the form of Exhibit D-2 hereto, duly executed and delivered by FrontierVision and FrontierVision LP and





                                Credit Agreement
         the Administrative Agent. In addition, FrontierVision and FrontierVision LP shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Partner Pledge Agreement (to the extent such action has not already been taken pursuant to the Existing Credit Agreement), including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements.

                 (h) Amendment No. 1 to Stock Pledge Agreement. Amendment No. 1 to the Stock Pledge Agreement, in substantially the form of Exhibit E-2 hereto, duly executed and delivered by FrontierVision LP and the Administrative Agent. In addition, FrontierVision LP shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Stock Pledge Agreement (to the extent such action has not already been taken pursuant to the Existing Credit Agreement), including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements.

                 (i) Mortgages. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to each Lender:

                                (i)  one or more Mortgages covering the fee
                 interest of the Company in the Properties listed in Part A of
                 Schedule IV hereto as "Cox Properties", and the leasehold interest of the Company in the Properties listed in Part B of
                 Schedule IV hereto (other than any such leasehold interest that is identified in said Part B as an Excluded Leasehold Interest), in each case, duly executed and delivered by the Company and (in the case of any Mortgage covering a fee interest of the





                                Credit Agreement

                 Company) in recordable form (in such number of copies as the Administrative Agent shall have requested); and

                               (ii) to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures relating to the Property covered by the Mortgages referred to in clause (i) above, in each case appropriately completed and duly executed.

         In addition, the Company shall have paid an amount equal to any recording and stamp taxes payable in connection with recording the Mortgages with respect to any fee interest of the Company in the appropriate county land offices.

                 (j) Acquisition Environmental Surveys. To the extent obtained by the Company in connection with the Cox Acquisition, copies of Acquisition Environmental Surveys in form and substance satisfactory to each Lender reflecting that the CATV Systems being acquired pursuant to the Cox Acquisition will not be subject to any material environmental liabilities.

                 (k) Deferred Compensation Plans. A copy, certified as being true, correct and complete by a Senior Officer, of each deferred compensation plan (if any) of the Company and of each of its Subsidiaries as in effect on the date hereof.

                 (l) Solvency Certificate. A certificate from a Senior Officer, to the effect that, as of the Effective Date and immediately after giving effect to the Cox Acquisition and to the initial Loans hereunder and to the other transactions contemplated hereunder to occur on or before the Effective Date, (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be





                                Credit Agreement
         obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. Such certificate shall also state that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the Effective Date are, fair and reasonable and accurately computed.

                 (m) Pro Forma Balance Sheet. A pro forma balance sheet of the Company and its Subsidiaries as at February 29, 1996, and the related pro forma statement of income and retained earnings (deficit) and cash flow for the immediately preceding three-month period, giving effect to the Cox Acquisition and the Loans hereunder to be outstanding on the Effective Date, in form and providing such details as are reasonably satisfactory to each Lender (collectively, the "Pro Forma Financial Statements"), together with (x) a reconciliation of the information provided in such pro forma financial statements to the Debt Ratio determined for purposes of Section 6.01(n) hereof and (y) a certificate of a Senior Officer stating that (i) said financial statements fairly present the pro forma financial condition of the Company as at such date and for such period in accordance with GAAP, after giving effect to the Cox Acquisition and the Loans hereunder to be outstanding on the Effective Date and (ii) the Company and its Subsidiaries shall have sufficient cash after giving effect to the Cox Acquisition and such Loans and to the cash contributions in respect of the partnership interests of the Company contemplated by Section 6.01(p) hereof, to meet its





                                Credit Agreement
         anticipated working capital operating needs for a period of three months.

                 (n) Certain Financial Matters. Evidence that, as of the Effective Date and after giving effect to the Cox Acquisition and the Loans hereunder to be outstanding on the Effective Date, the Debt Ratio shall not exceed 6.25 to 1, and the Administrative Agent shall have received a certificate of a Senior Officer to such effect.

                 (o) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company and its Subsidiaries pursuant to Section 8.04 hereof and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said Section 8.04, such certificates to be in such form and contain such information as is specified in said Section 8.04. In addition, the Company shall have delivered to the Administrative Agent a certificate of a Senior Officer setting forth the insurance obtained by it in accordance with the requirements of Section 8.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

                 (p) Equity Capital. Evidence that on or prior to the Effective Date (i) FrontierVision LP shall have received net cash proceeds (after the payment of any related transaction or other expenses) of at least $102,000,000 from the issuance by it of either partnership interests or Indebtedness (or both), in each case, on terms, and pursuant to documents, in form and substance satisfactory to each Lender, and the Administrative Agent shall have received copies of such documents and of all instruments and documents executed and delivered in connection therewith, certified by a Senior Officer, and (ii) net cash proceeds from such issuance in an amount at least equal to $102,000,000 shall have been contributed by FrontierVision LP (either directly, or indirectly through FrontierVision)





                                Credit Agreement
         pursuant to the Partnership Agreement as additional equity in respect of the General and Limited Partnership interests held by FrontierVision LP and FrontierVision, as the case may be; and the Administrative Agent shall have received a certificate to the effect of the foregoing clauses (i) and (ii) from a Senior Officer.

                 (q) Cox Acquisition. Evidence that the Cox Acquisition shall have been (or shall be simultaneously) consummated in accordance with the terms of the Cox Acquisition Agreement (except for any modifications, supplements or waivers thereof, or written consents or determinations made by the parties thereto, that shall be satisfactory to each Lender), and the Administrative Agent shall have received a certificate of a Senior Officer to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of the Cox Acquisition pursuant to the Cox Acquisition Agreement. In addition, the Administrative Agent shall have received copies of the legal opinions delivered to the Company pursuant to the Cox Acquisition Agreement in connection with the Cox Acquisition, together with a letter from each Person delivering such opinion (or authorization within such opinion) authorizing reliance thereon by the Administrative Agent and the Lenders.

                 (r) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness indicated on Schedule I hereto that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to each Lender shall have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Indebtedness, such





                                Credit Agreement

         Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to each Lender shall have been made).

                 (s) Approvals. Evidence of receipt of all licenses, permits, approvals and consents, if any, required with respect to the Cox Acquisition (including, without limitation, the consents of the respective municipal franchising authorities to the acquisition of the respective CATV Systems being acquired by the Company pursuant to the Cox Acquisition, it being understood that not all of such consents need be obtained by the Effective Date so long as consents covering Franchises for at least 93% of the Subscribers (after giving effect to the transactions contemplated to occur on or before the Effective Date have been obtained), or the termination of the waiting periods applicable thereto.

                 (t) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement contemplated hereby) and the obligation of any Lender to make its initial Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).





                                Credit Agreement

                 6.02 Initial and Subsequent Loans. The obligation of the Lenders to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof (including, without limitation, in the case of the initial Loan hereunder, after giving effect to the Cox Acquisition):

                 (a)  no Default shall have occurred and be continuing; and

                 (b)  the representations and warranties made by the Company in
         Section 7 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

                 6.03 Determinations Under Section 6.01. For purposes of determining compliance with the conditions specified in Section 6.01 hereof, each Lender shall be deemed to be consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Loan hereunder specifying its objection thereto, and such Lender shall not have made





                                Credit Agreement
available to the Administrative Agent such Lender's ratable portion of such Loan.

                 Section 7. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that:

                 7.01  Corporate Existence.  Each of the Company and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                 7.02 Financial Condition. The Company has heretofore furnished to the Administrative Agent (in sufficient copies for each of the Lenders) and the other Agents the following financial statements:

                      (i) unaudited balance sheets of the CATV Systems being acquired pursuant to the Cox Acquisition as at December 31, 1994 and December 31, 1995 and the related statements of income and cash flows for the respective fiscal years ended on said dates; and

                      (ii)  the Pro Forma Financial Statements.

None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets





                                Credit Agreement
as at said dates and except as disclosed in Schedule VII hereto. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations, business or prospects (x) of the Company and its Subsidiaries taken as a whole from that set forth in said pro forma financial statements as at said date referred to in clause (ii) above, or
(y) of the CATV Systems (taken as a whole) to be purchased by the Company on or before the Effective Date from that set forth in said financial statements referred to in clause (i) above.

                 7.03 Litigation. Except as disclosed in Schedule V hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries or against Cox (and in respect of which the Company would be obligated after giving effect to the Cox Acquisition), that, if adversely determined could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                 7.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will (a) conflict with or result in a breach of, or require any consent under, (i) the Partnership Agreement, the partnership agreement of the General Partner or the partnership agreement of its general partner or the charter or by-laws of its general partner, or (ii) any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency (except as otherwise provided in Section 7.06 hereof), or (iii) any agreement or instrument to which the General Partner or the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject (except for any such conflict, breach or unobtained consent that could not have a Material Adverse Effect and that could not result in any liability of any Agent or any Lender), or (b) constitute a default under any such agreement or





                                Credit Agreement
instrument (except for any such default that could not have a Material Adverse Effect and that could not result in any liability of any Agent or any Lender), or (c) except for the Liens created pursuant to the Security Documents, result in the creation or imposition of any Lien upon any Property of the General Partner, the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                 7.05 Action. The Company has all necessary partnership power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by the Company of each of the Basic Documents to which it is a party have been duly authorized by all necessary partnership action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or any of the other Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, (ii) the authorizations, approvals, consents, filings and registrations contemplated by the Acquisition Agreements (each of which shall have been made or obtained on or before the date of the closing of the respective





                                Credit Agreement
acquisition thereunder, to the extent required under the respective Acquisition Agreement to be obtained before such date) and (iii) the exercise of remedies under the Security Documents (and the creation of a valid security interest in Franchises and the other Collateral as described in Sections 6.01(f) and 8.19 hereof) may require the prior approval of the FCC or the issuing municipalities or States under one or more of the Franchises.

                 7.07 Use of Credit. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

                 7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Administrative Agent under Section 8.01(e) hereof.

                 7.09 Taxes. The Company and the General Partner are partnerships for Federal income tax purposes. The Company and its Subsidiaries (and the General Partner) have filed all Federal income tax returns and all other material tax returns and information statements that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.





                                Credit Agreement

                 7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 7.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 7.12  Material Agreements and Liens.

                 (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries, outstanding on the date hereof, or that (after giving effect to the transactions contemplated hereunder to occur on or before the Effective
Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

                 (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.





                                Credit Agreement

                 7.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. On the date hereof, except as set forth in Schedule VIII hereto, there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility owned, operated or leased by the Company.

                 7.14 Capitalization. The Company has heretofore delivered to the Administrative Agent (in sufficient copies for each Lender) and the other Agents a true and complete copy of the Partnership Agreement; the only General Partner of the Company on the date hereof is FrontierVision LP; and the only Limited Partner of the Company on the date hereof is FrontierVision. As of the date hereof, except as set forth on Schedule IX hereto, (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any partnership or other equity interests in the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount





                                Credit Agreement
thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                 7.15  Subsidiaries, Etc.

                 (a) Set forth in Part A of Schedule II hereto is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof or that will be Subsidiaries of the Company on the Effective Date (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) together with, for each Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interest held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule II hereto,
(x) each of the Company and its Subsidiaries owns, or will own on the Effective Date (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date), free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly, issued fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                 (b) Set forth in Part B of Schedule II hereto is a complete and correct list of all Investments (other than Investments of the type referred to in paragraphs (b), (c) and (e) of Section 8.08 hereof or Investments disclosed in Part A of Schedule II hereto) held by the Company or any of its Subsidiaries in any Person on the date hereof, or that will be held on the Effective Date (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of
Schedule II hereto, each of the Company and its Subsidiaries owns





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(or will own, after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date), free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                 7.16 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

                 7.17 Real Property. Set forth in Schedule IV hereto is a list of all of the real property interests of the Company and its Subsidiaries as of the date hereof or that (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) will be owned by the Company or any of its Subsidiaries on the Effective Date, indicating, in each case, whether (i) the respective Property is owned or leased (and if leased, the term of such lease and the nature and extent of the operations of the Company conducted or to be conducted on such





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Property), (ii) the identity of the owner or lessee and (iii) the location of the respective Property. All of such Property owned by the Company and its Subsidiaries is identified in Part A of said Schedule IV and all such Property leased by the Company and its Subsidiaries is identified in Part B of said
Schedule IV.

                 7.18 Franchises. Set forth in Schedule III hereto is a complete and correct list of all Franchises (identified by issuing authority, franchisee and expiration date) owned by the Company and its Subsidiaries as of the date hereof or that (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) will be owned by the Company and its Subsidiaries on the Effective Date. Each of the Company and its Subsidiaries possesses or has the right to use or will possess or have the right to use on the Effective Date (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) all such Franchises, and all copyrights, licenses, trademarks, service marks, trade names or other rights, including licenses and permits granted by the FCC, agreements with public utilities and microwave transmission companies, pole or conduit attachment, use, access or rental agreements and utility easements that are necessary for the conduct of the CATV Systems of the Company and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date), except for such of the foregoing the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries, and each of such Franchises, copyrights, licenses, patents, trademarks, service marks, trade names and rights is (or on the Effective Date will be) in full force and effect and no material default has occurred and is continuing thereunder. No approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Company or any of its Subsidiaries to take advantage of the rights and privileges intended to be conferred by any Franchise, except for approvals, applications, filings, registrations, consents or other actions that (if not made or obtained) could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.





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Neither the Company nor any of its Subsidiaries has received any notice from the granting body or any other governmental authority with respect to any breach of any covenant under, or any default with respect to, any Franchise. Complete and correct copies of all Franchises (other than those relating to communities covered by the provisions of Section 505.91 of the Ohio Revised
Code) have heretofore been delivered to the Administrative Agent.

                 7.19  The CATV Systems.

                 (a) Each of the Company and its Subsidiaries, and, (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date), the CATV Systems to be owned by it, are in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation, the Telecommunications Act of 1996, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Copyright Revision Act of 1976, and the rules and policies of the FCC and the United States Copyright Office, including, without limitation, rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy, except to the extent that the failure to so comply with any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule VI hereto:

                       (i) the communities included in the areas covered by the Franchises have been registered with the FCC;

                      (ii) all of the annual performance tests on such CATV Systems required under the rules and policies of the FCC have been performed and the results of such tests





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         demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

                      (iii) such CATV Systems currently meet or exceed the technical standards set forth in the rules and policies of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section 76.605(a)(11);

                       (iv) such CATV Systems are being operated in compliance with the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section
         76.611 (compliance with the cumulative signal leakage index);

                        (v) where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in such CATV Systems and such CATV Systems are presently being operated in compliance with such authorizations (and all required certificates, permits and clearances from governmental agencies, including the Federal Aviation Administration, with respect to all towers, earth stations, business radios and frequencies utilized and carried by such CATV Systems have been obtained);

                       (vi) all notices to subscribers of such CATV Systems and such CATV Systems required by the rules and policies of the FCC have been provided;

                      (vii) such CATV Systems are in compliance with Part V of Title VI of the Communications Act of 1934, as amended, as well as any and all rules and policies adopted by the FCC to implement said Part V; and

                     (viii) such CATV Systems are in compliance with the provisions of the Communications Decency Act of 1996 in effect, as well as any and all FCC rules and policies in effect to implement said Act.





                                Credit Agreement
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                                    - 106 -



                 (b) All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of off-air signals by the CATV Systems to be owned by the Company and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and each such CATV System qualifies for the compulsory license under Section 111 of the Copyright Act of 1976, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                 (c) The carriage of all off-air signals by the CATV Systems to be owned by the Company and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) is permitted by valid transmission consent agreements or by must-carry elections by broadcasters, except to the extent the failure to obtain any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                 (d) Each of the Company and its Subsidiaries and each Seller have complied with their respective obligations with regard to protecting the privacy rights of any past or present customers of the CATV Systems to be owned by the Company and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                 (e) None of the Company nor its Subsidiaries has been denied EEO certification by the FCC, and no FCC proceedings against any such Person in respect of EEO violation are pending or, to the Company's knowledge, threatened.





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                                    - 107 -



                 (f) The assets of the CATV Systems to be owned by the Company and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) are adequate and sufficient for all of the current operations of such CATV System.

                 7.20 Rate Regulation. Each of the Company and its Subsidiaries have each reviewed and evaluated in detail the FCC rules currently in effect (the "Rate Regulation Rules") implementing the rate regulation provisions of the Cable Television Consumer Protection and Competition Act of 1992 as amended by the Telecommunications Act of 1996 (as so amended, the "Rate Regulation Act"). Based upon such review and completion by the Company and its Subsidiaries of all applicable worksheets contemplated by the Rate Regulation Rules for each CATV System to be owned by the Company and its Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date):

                        (i) none of such CATV Systems is subject to effective competition as of the date hereof;

                       (ii) except as set forth in Schedule III hereto, no franchising authority has notified the Company or any of its Subsidiaries or any Seller of its application to be certified to regulate rates as provided in Section 76.910 of the Rate Regulation Rules;

                      (iii) except as set forth in Schedule VI hereto, no franchising authority has notified the Company or any of its Subsidiaries or any Seller that it has been certified and has adopted regulations required to commence regulation as provided in Section 76.910(e)(2) of the Rate Regulation Rules;

                       (iv) except to the extent that a franchising authority regulates rates pursuant to the Rate Regulation Rules, such CATV Systems may continue to charge their





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                                    - 108 -



         current rates in compliance with the Rate Regulation Act and the Rate Regulation Rules;

                        (v) such CATV Systems are otherwise in material compliance with the Rate Regulation Act and the Rate Regulation Rules applicable to them;

                       (vi) no reduction of rates or refunds to subscribers is required thereunder as of the date hereof; and

                      (vii) except as set forth on Schedule III hereto, such CATV Systems are not subject to any complaint at the FCC by any franchising authority concerning rates for cable programming services, and neither the Company nor any of its Subsidiaries is aware of any threat of or basis for the filing of any such complaint.

                 7.21 Acquisition Agreements. The Borrower has heretofore delivered to the Administrative Agent and the other Agents a true and complete copy of each Initial Acquisition Agreement and the Cox Acquisition Agreement (including all modifications or supplements to each thereof) and each of such Acquisition Agreements has been duly executed and delivered by each party thereto and is in full force and effect. After the consummation of the Cox Acquisition, the Company and its Subsidiaries will have good title to all of the assets purported to be transferred to them pursuant to the Cox Acquisition Agreement, free and clear of all Liens (other than Liens described in Section
8.06 hereof).


                 Section 8. Covenants of the Company. The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:





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                 8.01  Financial Statements Etc.  The Company shall deliver to the Administrative Agent (in sufficient copies for each Lender) and the other
Agents:

                 (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of income, changes in partners' capital and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Senior Officer, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                 (b) as soon as available and in any event within 90 days (or within 120 days, in the case of the first fiscal year after the Closing Date) after the end of each fiscal year of the Company, consolidated and consolidating statements of income, changes in partners' capital and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative





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                                    - 110 -



         form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Sections 8.07, 8.08, 8.09, 8.10 or 8.11 hereof as at the end of such fiscal year, insofar as such Sections relate to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a Senior Officer, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                 (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                 (d) promptly upon the mailing thereof to the partners of the Company or FrontierVision generally, or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

                 (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that





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         any of the events or conditions specified below with respect to any
         Plan or Multiemployer Plan has occurred or exists, a statement signed by a Senior Officer setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                                (i)  any reportable event, as defined in
                 Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                               (ii)  the distribution under Section 4041 of
                 ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                              (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;





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                               (iv)  the complete or partial withdrawal from a
                 Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                (v)  the institution of a proceeding by a
                 fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                               (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                 (f) within 45 days after the end of each quarterly fiscal period of the Company, a Quarterly Officer's Report as at the end of such period;

                 (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

                 (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any





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                                    - 113 -



         reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to the Administrative Agent (in sufficient copies for each Lender) and the other Agents, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Senior Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07(f), 8.07(g), 8.09, 8.10 and 8.11 hereof, and a calculation of the Debt Ratio and Senior Debt Ratio, as of the end of the respective quarterly fiscal period or fiscal year.

                 8.02 Litigation. The Company will promptly give to the Administrative Agent (in sufficient copies for each Lender) and the other Agents notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries or any of their Franchises, except proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Administrative Agent (in sufficient copies for each Lender) and the other Agents (i) notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and (ii) copies of any notices received by the Company or any of its Subsidiaries under any





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Franchise of a material default by the Company or Subsidiary in the performance of its obligations thereunder.

                 8.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

                 (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof);

                 (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

                 (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                 (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                 (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                 (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its





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         business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                 8.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that the Company will in any event maintain (with respect to itself and each of its Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated (such insurance to cover claims arising out of events occurring prior to the Closing Date), and shall designate the Administrative Agent as loss payee with respect to any such casualty insurance covering tangible Property).

                 8.05  Prohibition of Fundamental Changes.

                 (a) Mergers and Consolidations, Etc. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, subject to
Section 8.14 hereof, and so long as after giving effect thereto no Default shall have occurred and be continuing hereunder, (i) any Subsidiary of the Company may be merged into or consolidated with the Company or any Subsidiary Guarantor so long as the Company or a Subsidiary Guarantor is the continuing or surviving party, (ii) any Subsidiary of the Company may liquidate or dissolve into the Company or any Subsidiary Guarantor and (iii) the Company and its Subsidiaries may enter into the transactions permitted under clause (iv) of paragraph (b) below.





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                                    - 116 -




                 (b) Acquisitions. The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from or capital stock of, or be a party to any acquisition of, any Person except:

                        (i)  the Initial Acquisitions;

                       (ii) purchases of equipment, programming rights and other Property to be sold or used in the ordinary course of business;

                      (iii) Capital Expenditures permitted under Section 8.11 hereof; and

                       (iv) the Company and its Wholly Owned Subsidiaries may acquire any CATV System, and the related assets (any such CATV System being hereinafter referred to as an "Acquired System"), whether by way of an exchange of CATV Systems, the purchase of assets or stock, by merger or consolidation or otherwise, so long as:

                          (A) (1) the aggregate Purchase Price of all such
                 acquisitions (other than CATV Systems acquired in exchange for other CATV Systems) shall not exceed $50,000,000 and the aggregate Purchase Price of any individual such acquisition (other than a CATV System acquired in exchange for one or more other CATV Systems) shall not exceed $10,000,000 and (2) the aggregate Purchase Price of all such CATV Systems acquired in exchange for other CATV Systems shall not exceed $50,000,000 and the aggregate Purchase Price of any individual such CATV System acquired in exchange for one or more other CATV Systems shall not exceed $10,000,000 (it being understood that, if the acquisition involves an exchange of CATV Systems and the aggregate Purchase Price for such acquisition includes cash and/or cash equivalents, then the portion of such aggregate Purchase Price so constituting cash and cash equivalents shall be deemed to be applied to





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                                    - 117 -



                 reduce the then-unused portion of the amounts specified in clause (1) of this Section 8.05(b)(iv)(A), and the remainder of such aggregate Purchase Price shall be deemed to be applied to reduce the then-unused portion of the amounts specified in clause (2) of this Section 8.05(b)(iv)(A));

                          (B) such acquisition (if by purchase of stock or other ownership interests) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary of the Company;

                          (C) no later than (1) thirty days prior to the consummation of such acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), the Company shall have delivered to the Administrative Agent and the other Agents executed counterparts of the respective Acquisition Agreement pursuant to which such acquisition is to be consummated (and forms, to the extent agreed to, of any other agreements, including any management, non-compete, employment, option or other material agreements to be executed in connection with the closing thereunder), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith, (2) promptly following request therefor, copies of such other information or documents relating to such acquisition as any Lender shall have requested, and (3) promptly following the consummation of such acquisition, certified copies of the agreements, instruments and documents referred to in the foregoing clause
                 (1) as shall have been executed and delivered in connection therewith;

                          (D) the agreements, instruments and other documents referred to in the foregoing clause (C) shall, except to the extent otherwise consented to by the Majority Lenders, provide that:





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                                    - 118 -




                                  (1)  the entire amount of the consideration
                          payable by the Company and its Subsidiaries in connection with such acquisition (other than (x) customary post-closing adjustments, escrow and purchase price holdback and indemnity obligations,
                          (y) Indebtedness incurred in connection with such acquisition that is permitted under Section 8.07(g) hereof and (z) Other Equity Interests issued to the relevant Seller or Sellers in connection with such acquisition in accordance with Section 8.13 hereof) shall be payable on the date of such acquisition,

                                  (2)  neither the Company nor any of its
                          Subsidiaries shall, in connection with such acquisition, assume or remain liable in respect of
                          (x) any Indebtedness of the Seller or Sellers of such Acquired System (or the entity owning such Acquired System) except for Indebtedness permitted under Sections 8.07(g) hereof or (y) other obligations of the Seller or Sellers of such Acquired System, except for obligations incurred by the respective Seller in the ordinary course of business in operating such CATV System and that are necessary or desirable to the continued operation of such CATV System (and, in the event such Acquired System (or the entity owning such Acquired System) is obligated in respect of any Indebtedness or other obligations not permitted under the foregoing subclauses (x) or (y), then concurrently with such acquisition any such Indebtedness or other obligations shall be released as to the assets or entity being so acquired) and

                                  (3)  all Property to be acquired in
                          connection with such acquisition (or that is owned by the Seller of such Acquired System on the date of such acquisition) shall be free and clear of





                                Credit Agreement
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                                    - 119 -



                          any and all Liens, except to the extent permitted by
                          Section 8.06 hereof (and in the event any such Property is subject to any Lien not permitted by this clause (3) then concurrently with such acquisition such Lien shall be released);

                          (E) to the extent applicable, the Company shall have complied with the provisions of Sections 8.17 and 8.19 hereof, including, without limitation, (1) delivery to the Administrative Agent of the certificates evidencing the capital stock or other ownership interests of any new Subsidiary acquired pursuant to such acquisition, accompanied by undated stock or other powers executed in blank and (2) delivery to the Administrative Agent of the agreements, instruments, opinions of counsel and other documents required under Section 8.17 hereof;

                          (F) immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred or be continuing;

                          (G) after giving effect to such acquisition the Company shall be in compliance with Section 8.10 hereof (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such acquisition for which financial statements of the Company and its Subsidiaries are available, under the assumption that such acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition, and the Company shall have delivered to the Administrative Agent and the other Agents a certificate of a Senior Officer showing such





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                                    - 120 -



                 calculations in reasonable detail to demonstrate such compliance;

                          (H)  in connection with such acquisition, if
                 requested by the Majority Lenders (through the Administrative Agent), the Company shall have delivered to the Administrative Agent an Acquisition Environmental Survey, in form and substance reasonably satisfactory to the Majority Lenders reflecting that the Acquired System will not be subject to any material environmental liabilities;

                          (I) to the extent requested by the Majority Lenders (through the Administrative Agent), the Company shall have delivered evidence satisfactory to the Administrative Agent and the Majority Lenders that the Company and its Subsidiaries will not become liable, contingently or otherwise, in respect of any material tax or ERISA liability of the Seller of the Acquired System as a result of such acquisition; and

                          (J)  the Company shall have delivered to the
                 Administrative Agent (which shall promptly forward copies thereof to each Lender) a revised Part A of Schedule II hereto, and revised Schedules III, IV and VI hereto, such that after giving effect to such acquisition, the representations set forth in Sections 7.15(a), 7.17, 7.18, 7.19 and 7.20 hereof (assuming that each reference to the Effective Date therein referred to the date such acquisition is consummated (after giving effect thereto)) shall be true and complete as of such date.

                 (c) Dispositions. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including,





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                                    - 121 -



without limitation, receivables and leasehold interests, but excluding:

                        (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business,

                       (ii) any equipment, programming rights or other Property sold or disposed of in the ordinary course of business and on ordinary business terms,

                      (iii) any such conveyance, sale, lease, transfer or other disposition by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company,

                       (iv) dispositions of one or more CATV Systems (whether for cash or for Disposition Investments, but excluding dispositions in exchange for other CATV Systems), so long as the aggregate fair market value of the CATV Systems disposed of in any single transaction shall not exceed $10,000,000 and the fair market value of the CATV Systems disposed of in all such dispositions shall not exceed $50,000,000,

                        (v) dispositions of one or more CATV Systems in exchange for other CATV Systems, so long as the aggregate fair market value of the CATV Systems disposed of in any single such exchange shall not exceed $10,000,000 and the fair market value of the CATV Systems disposed of in all such exchanges shall not exceed $50,000,000, and

                       (vi) dispositions by the Company of the Woodstock, Virginia, New Market, Virginia, and Chatsworth, Georgia, systems acquired pursuant to the C4 Acquisition to one or more Persons (other than to Affiliates of the Company) at an average price per Subscriber of not less than $1,188 pursuant to one or more agreements between the Company and such other Persons entered into before May 31, 1996.





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                                    - 122 -



                 8.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                 (a)  Liens created pursuant to the Security Documents;

                 (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I), and first priority Liens on cash and cash equivalents securing obligations of the Company in respect of Interest Rate Protection Agreements, so long as the aggregate fair market value of the cash and cash equivalents subject to such Liens does not exceed $3,000,000;

                 (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                 (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(i) hereof;

                 (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;





                                Credit Agreement
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                                    - 123 -



                 (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds (including, without limitation, performance bonds required pursuant to the terms of any Franchise) and other obligations of a like nature incurred in the ordinary course of business;

                 (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries with respect to any CATV System or CATV Systems that in the aggregate provide service to more than 5% of Subscribers of the Company and its Subsidiaries (determined as at any date); and

                 (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Senior Officer) of such Property at the time it was acquired (by purchase, construction or otherwise).





                                Credit Agreement

                 8.07 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                 (a)  Indebtedness to the Lenders hereunder;

                 (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

                 (c)  Indebtedness in respect of the UVC Notes;

                 (d) Permitted Subordinated Indebtedness incurred in accordance with Section 8.13 hereof up to an aggregate principal amount not exceeding $150,000,000;

                 (e) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

                 (f) Indebtedness of the Company and its Subsidiaries in respect of letters of credit or performance bonds required pursuant to the terms of Franchises or other agreements to which the Company or any of its Subsidiaries may be parties, so long as the aggregate amount thereof does not exceed $20,000,000 at any one time outstanding; and

                 (g) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 8.06(h) hereof) up to but not exceeding $5,000,000 at any one time outstanding.

                 8.08 Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:





                                Credit Agreement

                 (a) Investments outstanding on the date hereof and identified in Schedule II hereto;

                 (b)  operating deposit accounts with banks;

                 (c)  Permitted Investments;

                 (d) escrow or deposit accounts established in connection with Subsequent Acquisitions, so long as the funds held in such accounts are held in the form of cash or Permitted Investments;

                 (e) Investments by the Company and its Subsidiaries in the Company and its Subsidiaries;

                 (f) Investments constituting Subsequent Acquisitions by the Company and its Subsidiaries made in accordance with Section 8.05(b)(iv) hereof;

                 (g) Interest Rate Protection Agreements entered into in accordance with Section 8.12 hereof;

                 (h) loans to employees of the Company or any of its Subsidiaries or Affiliates in an aggregate amount (as to all such employees) up to $500,000 at any one time outstanding; and

                 (i) Investments (collectively, "Disposition Investments") received in connection with any Disposition by the Company or any of its Subsidiaries permitted hereunder and representing all or a part of the non-cash portion of the consideration received by the Company and its Subsidiaries pursuant to such Disposition, provided that (i) the aggregate amount of Disposition Investments received in connection with any single Disposition shall not exceed 10% of the fair market value of the consideration received in connection therewith, and the aggregate amount of Disposition Investments received in connection with all Dispositions shall not exceed $25,000,000 and (ii) the





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                                    - 126 -



         respective certificates and notes evidencing such Disposition Investments are delivered in pledge to the Administrative Agent pursuant to the Security Agreement.

                 8.09 Restricted Payments. The Company will not make any Restricted Payment at any time, except that so long as at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, the Company may:

                 (a) make Partnership Distributions to its Partners on or after April 12 of each fiscal year (the "current year") in an amount equal to the Tax Payment Amount for the immediately preceding fiscal year (the "prior year"), so long as at least fifteen days prior to making any such Partnership Distribution, the Company shall have delivered to the Administrative Agent (in sufficient copies for each Lender) and the other Agents (i) notification of the amount and proposed payment date of such Partnership Distribution and (ii) a statement from the Company's independent certified public accountants setting forth a detailed calculation of the Tax Payment Amount for the prior year and showing the amount of such Partnership Distribution and all prior Partnership Distributions made pursuant to this Section 8.09 and

                 (b) make interest payments in cash in respect of the UVC Notes, at any time after December 31, 1998,

provided that the aggregate amount of Restricted Payments pursuant to the foregoing clause (b) during any fiscal year, together with the aggregate amount of Capital Expenditures made pursuant to Section 8.11(b) hereof during such fiscal year, shall not exceed the Net Company Portion of Excess Cash Flow for the immediately preceding fiscal year. Notwithstanding the foregoing:

                 (1) the Company may at any time make payments of principal or interest in respect of the UVC Notes from the proceeds of a Special Debt or Special Equity Issuance,





                                Credit Agreement
         provided that any such payments from the proceeds of a Special Debt Issuance shall only be made in conjunction with the payment in full of the principal of and interest on the UVC Notes; and

                 (2) the Company may, simultaneously with the cancellation of UVC Notes in an aggregate outstanding principal amount equal to $5,000,000 in exchange for the issuance by the Company of Other Equity Interests to UVC as provided in Section 8.13(b)(1) hereof, repay the remaining principal of, and accrued interest on, the UVC Notes.

                 Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

                 8.10  Certain Financial Covenants.

                 (a) Debt Ratio. The Company will not permit the Debt Ratio to exceed the following respective ratios at any time during the following respective periods:

                 Period                                               Ratio
                 ------                                               -----
         From the Effective Date
          through and including
          June 30, 1997                                             6.25 to 1

         From July 1, 1997
          through and including
          December 31, 1997                                         5.75 to 1

         From January 1, 1998
          through and including
          June 30, 1998                                             5.25 to 1

         From July 1, 1998
          through and including
          December 31, 1998                                         5.00 to 1





                                Credit Agreement

         From January 1, 1999
          through and including
          December 31, 1999                                         4.50 to 1

         From January 1, 2000 and at
           all times thereafter                                     4.00 to 1

                  (b) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

                 Period                                               Amount
                 ------                                               ------
         From the Effective Date
          through and including
          December 31, 1996                                            1.50

         From January 1, 1997
          through and including
          December 31, 1997                                            1.75

         From January 1, 1998
          through and including
          December 31, 1998                                            2.00

         From January 1, 1999
          through and including
          December 31, 1999                                            2.25

         From January 1, 2000
          and at all times thereafter                                  2.50

                 (c) Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio to be less than 1.05 to 1 at any time on or after December 31, 1996.





                                Credit Agreement
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                                    - 129 -



                 8.11  Capital Expenditures.

                 (a) The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed for the following respective periods the respective amounts set forth below opposite such period:

               Period                                               Amount ($)
               ------                                               ----------
         From the Effective Date
          to and including
          December 31, 1996                                         14,500,000

         Fiscal year ending
          December 31, 1997                                         13,500,000

         Fiscal year ending
          December 31, 1998                                         13,250,000

         Fiscal year ending
          December 31, 1999                                         12,500,000

         Fiscal year ending
          December 31, 2000                                         12,500,000

         Each fiscal year
           thereafter                                                7,000,000

                 If the aggregate amount of Capital Expenditures for any period set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) period and, for purposes hereof, the amount of Capital Expenditures made during any period shall be deemed to have been made first from the amount of any carryover from any previous fiscal year and last from the permitted amount set forth in the schedule above.





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                                    - 130 -



                 (b)  Notwithstanding the provisions of the foregoing paragraph
(a), the Company and its Subsidiaries may make additional Capital Expenditures, provided that the aggregate amount of Capital Expenditures under this paragraph
(b) during any fiscal year, together with the aggregate amount of Restricted Payments made pursuant to Section 8.09(b) hereof during such fiscal year, shall not exceed the amount of the Net Company Portion of Excess Cash Flow for the immediately preceding fiscal year.

                 8.12 Interest Rate Protection Agreements. The Company will within 90 days of the Effective Date (to the extent necessary after taking into account the Interest Rate Protection Agreements entered into pursuant to the requirements of Section 8.12 of the Existing Credit Agreement) enter into, and thereafter maintain in full force and effect, one or more Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Company (in a manner satisfactory to the Majority Lenders) to protect itself against three-month London interbank offered rates exceeding 8.5% per annum as to a notional principal amount at least equal to $132,500,000 for a period of at least three years measured from the Effective Date.

                 8.13  Subordinated Indebtedness; Other Equity Interests.

                 (a) The Company may, after the date of this Agreement, incur additional Indebtedness (i) for which the Company is directly and primarily liable, (ii) that is subordinated to the obligations of the Company to pay principal of and interest on the Loans, Notes and other obligations hereunder on terms of subordination satisfactory to the Majority Lenders, and pursuant to documentation containing other terms (including, without limitation, interest, amortization, mandatory prepayments, covenants and events of default) in form and substance satisfactory to the Majority Lenders), (iii) in respect of which none of its Subsidiaries is contingently or otherwise obligated





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                                    - 131 -



other than pursuant to a Guarantee that is subordinated to the obligations of such Subsidiaries pursuant to the Subsidiary Guarantee Agreements executed and delivered pursuant to Section 8.17(a) hereof, (iv) if at the time of issuance of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, the Company shall be in compliance with Section 8.10 hereof (the determination of such ratios shall be calculated on a pro forma basis as if such Indebtedness was incurred, and the proceeds thereof were so applied, in each case, at the beginning of such period, and the Administrative Agent shall have received a certificate of a Senior Officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance) and (v) if immediately prior thereto and after giving effect to the incurrence thereof, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate of a Senior Officer to such effect; provided that the proceeds of any such Indebtedness shall be applied solely to make Subsequent Acquisitions, to make payments in respect of the UVC Notes as contemplated in the last sentence of the first paragraph of
Section 8.09 hereof, to refinance other Subordinated Indebtedness or to prepay the Loans and reduce the Commitments as provided in Section 2.09(e) hereof.

                 (b) The Company may, after the date of this Agreement, issue limited partnership interests:

                 (1) to UVC in exchange for the cancellation of UVC Notes in an aggregate outstanding principal amount not exceeding $5,000,000 and the simultaneous repayment of the remaining principal of, and accrued interest on, the UVC Notes;

                 (2) to one or more Seller as all or part of the Purchase Price of CATV Systems acquired in Subsequent Acquisitions; and

                 (3) to officers and employees of the Company and its Subsidiaries,





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                                    - 132 -




in each case provided that (i) the agreements, instruments and other documents evidencing or representing such limited partnership interests expressly provide that no payments of any Partnership Distributions in respect thereof may be made at any time prior to the payment in full in cash of the principal of and interest on, and all other amounts owing in respect of, the Loans, Notes and other obligations hereunder and under the other Loan Documents, (ii) none of the Company's Subsidiaries is contingently or otherwise obligated in respect thereof, (iii) such limited partnership interests shall be pledged to the Administrative Agent for the benefit of the Lenders to secure the obligations of the Company hereunder and under the other Basic Documents and to secure the Pari Passu Obligations and (iv) both immediately prior thereto and after giving effect to the issuance thereof no Default shall have occurred and be continuing (and the Administrative Agent shall have received a certificate of a Senior Officer to such effect), all on terms and conditions, and pursuant to documentation, in form and substance satisfactory the Majority Lenders.

                 (c) The Company will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness; provided that (i) notwithstanding the foregoing, except as expressly permitted under Section 8.09 hereof, the Company shall not make any payment of interest or premiums in cash in respect of the UVC Notes (and, in furtherance of the foregoing, the Company shall elect to the maximum extent permissible to issue PIK Notes under and as defined in the UVC Notes pursuant thereto) and (ii) the Company may issue Other Equity Interests in exchange for UVC Notes in accordance with Section 8.13(b) hereof. The Company will not, nor will it permit any of its Subsidiaries to, purchase, redeem,





                                Credit Agreement
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                                    - 133 -



retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any Partnership Distribution or other payment in respect of, any Other Equity Interest.

                 8.14 Lines of Business. The Company will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of owning and operating CATV Systems and related businesses.

                 8.15 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; (d) make any contribution towards, or reimbursement for, any Federal income taxes payable by any Partner (or the holders of any direct or indirect ownership interest in any Partner) in respect of income of the Company; or (e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that, notwithstanding the foregoing:

                 (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity,

                 (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services (other than investment banking services, unless the Advisory Committee of FrontierVision LP shall have approved such services) or the purchase or sale of equipment,





                                Credit Agreement
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                                    - 134 -



         programming rights, advertising time and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate and

                 (z) any Lender (and any Control Affiliate of a Lender) may extend credit to the Company and its Subsidiaries, enter into Interest Rate Protection Agreements with the Company and its Subsidiaries or provide other services (other than investment banking services, which shall be governed by clause (y) above) to the Company and its Subsidiaries in the ordinary course of business of such Lender (and such Control Affiliate), in each case to the extent that the Company and the respective Subsidiary are permitted to engage in such transaction hereunder and the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

                 8.16 Use of Proceeds. The Company will use the proceeds of the Loans hereunder (i) to finance the Acquisitions, (ii) to finance payments of fees, commissions and expenses in connection with the Acquisitions and (iii) for general business purposes (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that (i) any borrowing of Revolving Credit Loans hereunder that would constitute a utilization of any Reserved Commitment Amount shall be applied solely to make Subsequent Acquisitions permitted under Section 8.05(b)(iv) hereof, or to make prepayments of Loans under Section 2.09(d)(y)(B) hereof and (ii) neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any Loans hereunder.





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                 8.17  Certain Obligations Respecting Subsidiaries.

                 (a) Subsidiary Guarantors. In the event that the Company or any of its Subsidiaries shall form or acquire any Subsidiary after the Effective Date (after obtaining any necessary consent of the Lenders), the Company shall cause, and shall cause its Subsidiaries to cause, such Subsidiary to:

                        (i) execute and deliver to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit F hereto (and, thereby, to become a "Subsidiary Guarantor", and an "Obligor" hereunder and a "Securing Party" under the Security Agreement);

                       (ii) deliver the shares of its stock accompanied by undated stock powers executed in blank to the Administrative Agent, and to take other such action, to the extent required under Section
         8.19 hereof (including, without limitation, executing and delivering such Uniform Commercial Code financing statements and executing and delivering Mortgages covering the real Property and fixtures owned or leased by such Subsidiary), as shall be necessary to create and perfect valid and enforceable first priority Liens (subject to Liens permitted under Section 8.06 hereof) on substantially all of the Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary under the Subsidiary Guarantee Agreement, and

                      (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 hereof on the Effective Date or as the Administrative Agent shall have reasonably requested.

                 (b) Ownership of Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any





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additional shares of stock or other ownership interests shall be issued by any
Subsidiary, the Company agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock or other ownership interests, accompanied by undated stock or other powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

                 (c) Certain Restrictions. The Company will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

                 8.18 Modifications of Certain Documents. The Company will not consent to any modification, supplement or waiver of any of the provisions of

                        (i) any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness (other than the cancellation of UVC Notes in accordance with Section 8.13(b)(1) hereof),

                       (ii) any Initial Acquisition Agreement or the Cox Acquisition Agreement either to increase the aggregate consideration payable by the Company thereunder or any other provision of such Agreements (or of any agreement executed in connection therewith) to the extent the same would materially adversely affect the Lenders or the Administrative Agent (or the rights of the Lenders or the Administrative Agent under any of the Loan Documents), or

                      (iii) the Partnership Agreement or, following the execution and delivery thereof, any Acquisition Agreement





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         for any Subsequent Acquisition (or any agreements executed in connection with any Subsequent Acquisition) to the extent the same would materially adversely affect the Lenders or the Administrative Agent (or the rights of the Lenders or the Administrative Agent under any of the Loan Documents), without in each case, the prior consent of the Administrative Agent (with the approval of the Majority Lenders).

                 8.19  Certain Obligations Respecting the Collateral.

                 (a) Following the Effective Date, the Company will use reasonable efforts to obtain any consents of municipal franchising authorities necessary to create and perfect a valid and enforceable first priority Lien on the Franchises acquired by the Company on or before the Effective Date, so that to the maximum extent practicable the Lien of the Administrative Agent created therein pursuant to the Security Agreement will be such a valid and enforceable first priority Lien on all of the Franchises (other than Excluded Franchises) of the Company and its Subsidiaries.

                 (b) In the event that after the Effective Date, the Company or any of its Subsidiaries shall acquire any real property interests, whether owned or leased (other than an Excluded Leasehold Interest), the Company will, and will cause such Subsidiary to, promptly (and in any event within 30 days of the acquisition thereof) execute and deliver to the Administrative Agent a Mortgage (in recordable form and in such number of copies as the Administrative Agent shall have requested) covering such Property, together with any necessary consents to such Mortgages by the respective lessors, to the extent that the Majority Lenders shall have determined that the respective leasehold property shall be material and shall have requested the Company to obtain such consents.





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                 Section 9.  Events of Default.  If one or more of the
following events (herein called "Events of Default") shall occur and be continuing:

                 (a) The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document; or

                 (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $2,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or the Company shall default in the payment when due of any amount aggregating $100,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $2,000,000 or more to become due; or

                 (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the





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         Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or any representation or warranty made in the UVC Acquisition Agreement by UVC, in the Americable Acquisition Agreement by Americable or in the Cox Acquisition Agreement by Cox shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                 (d) Any of the following shall occur: (i) the Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12,
         8.13, 8.15, 8.17 or 8.18 hereof; (ii) any Securing Party shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement; (iii) any Partner Pledgor shall default in the performance of its obligations under Section 5.02 of the Partner Pledge Agreement; (iv) any Stock Pledgor shall default in the performance of its obligations under Section 4.02 of the Stock Pledge Agreement; or (v) the Company shall default in the performance of its obligations hereunder, or any Obligor shall default in the performance of its obligations under any other Loan Document to which it is a party, and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

                 (e) The Company or any of its Subsidiaries, or FrontierVision, shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                 (f) The Company or any of its Subsidiaries, or FrontierVision, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,





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         (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts,
         (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                 (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, or FrontierVision, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company, any such Subsidiary or FrontierVision (as the case may be) or of all or any substantial part of its Property or
         (iii) similar relief in respect of the Company, any such Subsidiary or FrontierVision (as the case may be) under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company, any such Subsidiary or FrontierVision shall be entered in an involuntary case under the Bankruptcy Code; or

                 (h) The Company or FrontierVision shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including the Company or FrontierVision) seeking the termination, dissolution or liquidation of the Company or FrontierVision; or





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                 (i)  A final judgment or judgments for the payment of money of
         $2,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $5,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries, or FrontierVision, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company, the relevant Subsidiary or FrontierVision (as the case may be) shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                 (j) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

                 (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is





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         reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

                 (l) Any one or more of the following events shall occur and be continuing:

                                (i)  FrontierVision LP shall cease to either
                 (x) own general partnership interests in the Company representing at least 99.9% of the aggregate partnership interests in the Company not constituting Other Equity Interests or (y) be the sole general partner of the Company; or FrontierVision and holders of Other Equity Interests shall cease to be the sole limited partners of the Company; or

                               (ii) either James Vaughn or John S. Koo shall, for any reason, cease to be actively involved in the day to day management and operation of the Company and its Subsidiaries (and Persons with equivalent knowledge and experience in the cable television industry reasonably acceptable to the Majority Lenders are not appointed to replace one or both of the them within 90 days thereof); or

                              (iii)  prior to a Qualified Public Offering,
                 either (x) the Initial Equityholders shall cease to own, collectively, on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights), equity interests representing at least 51% of the aggregate fair market value (or, if greater, the aggregate liquidation value) of the equity interests of all classes of FrontierVision LP or (y) James Vaughn or John S. Koo shall sell, transfer, hypothecate or otherwise dispose of more than 20% of their direct or indirect economic interest in FrontierVision LP (other





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                 than any transfer to the spouse of either of such individuals, to his immediate family members, or to trusts for the benefit of such spouse or immediate family members); or

                               (iv)  after a Qualified Public Offering either
                 (x) the Initial Equityholders shall cease to own, collectively, on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights), equity interests representing at least 30% of the aggregate fair market value (or, if greater, the aggregate liquidation value) of the equity interests of all classes of FrontierVision LP, (y) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 13(d) and 14(d) of the Exchange Act (other than the Initial Equityholders) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the equity interest of FrontierVision LP on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights) or (z) James Vaughn or John S. Koo shall sell, transfer, hypothecate or otherwise dispose of more than 50% of their direct or indirect economic interest in FrontierVision LP (other than any transfer to the spouse of either of such individuals, to his immediate family members, or to trusts for the benefit of such spouse or immediate family members); or

                 (m) Except for Franchises that cover in the aggregate fewer than 5% of the Subscribers of the Company and its Subsidiaries (determined as at the last day of the most recent fiscal quarter for which a Quarterly Officers' Report shall have been delivered), one or more Franchises relating





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         to the CATV Systems of the Company and its Subsidiaries shall be terminated or revoked such that the Company or the respective Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom; or the Company or the respective Subsidiary or the grantors of such Franchises shall fail to renew such Franchises at the stated expiration thereof such that the Company or the respective Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom; or

                 (n) The Liens created by the Security Documents shall at any time not constitute a valid Lien on the collateral intended to be covered thereby, or (at any time after the date five Business Days after the Closing Date) shall not constitute a perfected Lien (to the extent perfection by filing, registration, recordation or possession is required herein or therein) on substantially all of the Property of the Company and its Subsidiaries as contemplated herein and in the other Loan Documents, in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section
         8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company;

THEREUPON: (1) in the case of an Event of Default other than one referred to in paragraph (f) or (g) of this Section 9 with respect to the Company or FrontierVision, the Administrative Agent may and, upon request of the Majority Lenders, will, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby





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expressly waived by the Company; and (2) in the case of the occurrence of an
Event of Default referred to in paragraph (f) or (g) of this Section 9 with respect to the Company or FrontierVision, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


                 Section 10.  The Agents.

                 10.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                 (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

                 (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or





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         sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                 (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

                 (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

                 10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in





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acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Facility A Term Loan Lenders, the Majority Facility B Term Loan Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                 10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section
10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders, the Majority Facility A Term Loan Lenders or the Majority Facility B Term Loan Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Facility A Term Loan Lenders, the Majority Facility B Term Loan Lenders or all of the Lenders.

                 10.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or





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"Lenders" shall, unless the context otherwise indicates, include the
Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                 10.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.





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                 10.06  Non-Reliance on Administrative Agent and Other Lenders.
Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                 10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                 10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent





                                Credit Agreement
may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right (after consultation with the Company) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                 10.09 Consents under Other Loan Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security





                                Credit Agreement

Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any guarantor under any Security Document from its guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and, the Administrative Agent hereby agrees with the Company) to, release any Lien covering Property (and release any such guarantor) that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

                 10.10 The Syndication Agent and the Managing Agent. Except as expressly provided herein, neither the Syndication Agent nor the Managing Agent shall have any rights or obligations under this Agreement or any of the other Loan Documents except (in the case of the Managing Agent) in its capacity as a "Lender" hereunder.

                 10.11 Control Affiliates of Lenders. Each Lender hereby agrees with the Administrative Agent that, to the extent any of such Lender's Control Affiliates shall be entitled to the benefits of any of the collateral security or guaranties provided pursuant to any of the Security Documents, such Lender will cause such Control Affiliate to perform and be bound by the provisions of this Section 10 as if such Control Affiliate constituted a Lender hereunder and had appointed the Administrative Agent as its agent for purposes of the Security Documents; in taking any action hereunder at the instruction or authorization of any Lender (including any such action taken at the instruction or authorization of the Majority Lenders), the Administrative Agent shall be entitled to conclusively presume that the instruction or authorization of a Lender constitutes a like instruction or authorization of each Control Affiliate of such Lender entitled to the benefits of the Security Documents.





                                Credit Agreement

                 Section 11.  Miscellaneous.

                 11.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                 11.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                 11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable





                                Credit Agreement
out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

                 The Company hereby agrees to indemnify the Administrative Agent, the Syndication Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation





                                Credit Agreement
or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the Mortgage Estate thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

                 11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that:





                                Credit Agreement

(a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans (other than obligations under Section 2.09(e) hereof), (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Classes of Loans, (vii) alter the terms of this Section 11.04, (viii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Facility A Term Loan Lenders" or "Majority Facility B Term Loan Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (ix) waive any of the conditions precedent set forth in Section 6.01 hereof; and (b) any modification or supplement of Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

                 Anything in the Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Company to satisfy a condition precedent to the making of a Revolving Credit Loan shall be effective against the Revolving Credit Lenders for purposes of the Revolving Credit Commitments unless the Majority Revolving Credit Lenders shall have concurred with such waiver or modification.

                 11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.





                                Credit Agreement

                 11.06  Assignments and Participations.

                 (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

                 (b) Each Lender may assign any of its Loans, its Notes, and its Commitments (but only with the consent of each of the Administrative Agent, the Syndication Agent and the Company, which consents shall not be unreasonably withheld or delayed); provided that:

                       (i) no such consent by such Agents shall be required in the case of any assignment to another Lender;

                      (ii) except to the extent such Agents and the Company shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $3,000,000;

                     (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note or Revolving Credit Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note and Revolving Credit Commitment is assigned to the respective assignee;

                      (iv) each such assignment by a Lender of its Facility A Term Loans, Facility A Term Loan Note or Facility A Term Loan Commitment shall be made in such manner so that the same portion of its Facility A Term Loans, Facility A Term Loan Note and Facility A Term Loan Commitment is assigned to the respective assignee; and

                       (v) each such assignment by a Lender of its Facility B Term Loans, Facility B Term Loan Note or Facility B Term Loan Commitment shall be made in such manner so that the same portion of its Facility B Term Loans,





                                Credit Agreement

         Facility B Term Loan Note and Facility B Term Loan Commitment is assigned to the respective assignee; and

                       (vi) upon each such assignment, the assignor and assignee shall deliver to the Company and each of such Agents a Notice of Assignment in the form of Exhibit J hereto.

Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent and Syndication Agent of such Notice of Assignment, and upon consent thereto by such Agents to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and such Agents), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

                 (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Lender were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or





                                Credit Agreement
refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitments or extend the amount or date of any scheduled reduction of such Commitments pursuant to Section 2.03 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.09 or 11.04 hereof, requires the consent of each Lender.

                 (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Company, the Agents or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans and its Note to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

                 (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its





                                Credit Agreement

Affiliates or Subsidiaries without the prior consent of each Lender.

                 (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the request of the Company, shall be kept by the Administrative Agent on behalf of the Company at no charge to the Company at the address to which notices to the Administrative Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Company shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                 (h) The Register shall be available for inspection by the Company and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.





                                Credit Agreement

                 11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Lenders under Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                 11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or





                                Credit Agreement
the transactions contemplated hereby. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 11.12  Treatment of Certain Information; Confidentiality.

                 (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

                 (b) Each of the Lenders and the Agents agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement or any other Loan Document to which it is party that is





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
                                    - 162 -



identified by such Obligor as being confidential at the time the same is delivered to the Lenders or the Agents, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 11.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Agents, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Agents), or to auditors or accountants, (v) to the Agents or any other Lender (or to Chase Securities, Inc. or J.P. Morgan Securities Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement for the benefit of the Company substantially in the form of Exhibit I hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of each Lender under this Section 11.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit I hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.06(b) hereof.





                                Credit Agreement

                 11.13 Limitation of Liability. Anything herein or in any of the other Loan Documents to the contrary notwithstanding, the Lenders and the Agents shall have no recourse to the assets of any of the general or limited partners of FrontierVision LP (including, without limitation, FVP GP, L.P.) with respect to the obligations of the Company under this Agreement or any of the other Loan Documents.





                                Credit Agreement

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                            FRONTIERVISION OPERATING
                              PARTNERS, L.P.

                            By:     Frontiervision Partners, L.P., as
                                    general partner of FrontierVision
                                    Operating Partners, L.P.

                                    By:  FVP GP, L.P., as general
                                         partner of FrontierVision
                                         Partners, L.P.

                                         By:  FrontierVision Inc., as
                                              general partner of FVP
                                              GP, L.P.


                                         By /s/ JOHN S. KOO
                                            ------------------------------
                                            Title: SVP & CFO

                            Address for Notices:

                            FrontierVision Operating
                              Partners, L.P.
                            1777 South Harrison Street
                            Suite P-200
                            Denver, Colorado 80210

                            Attention:  John S. Koo
                                        Senior Vice President and
                                        Chief Financial Officer

                            Telecopier No.:  303-757-6105
                            Telephone No.:   303-757-1588





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
                                    - 165 -



                                           with a copy to:

                                           Edwards & Angell
                                           101 Federal Street
                                           23rd Floor
                                           Boston, Massachusetts  02100
                                           Attention:  Stephen O. Meredith, Esq.

                                           Telecopier No.:  617-439-4170
                                           Telephone No.:   617-439-4444





                                Credit Agreement

                                    LENDERS


                 Revolving Credit Commitment                                 THE CHASE MANHATTAN BANK
                 ---------------------------                                   (NATIONAL ASSOCIATION)

                 $10,070,000.00

                                                                             By /s/ THOMAS M. MALONE
                                                                                ---------------------
                 Facility A Term Loan Commitment                                Title:  MD
                 -------------------------------

                 $13,430,000.00                                              Lending Office for all Loans:

                                                                               The Chase Manhattan Bank
                 Facility B Term Loan Commitment                                 (National Association)
                 -------------------------------                               1 Chase Manhattan Plaza
                                                                               New York, New York 10081
                 $20,333,334.00
                                                                             Address for Notices:

                                                                               The Chase Manhattan Bank
                                                                                 (National Association)
                                                                               1 Chase Manhattan Plaza
                                                                               New York, New York  10081

                                                                             Attention:  Victor Miller

                                                                             Telecopier No.: 212-552-0259
                                                                             Telephone No.:    212-552-4436





                                Credit Agreement

                 Revolving Credit Commitment                                 MORGAN GUARANTY TRUST COMPANY
                 ---------------------------                                   OF NEW YORK

                 $10,065,000.00

                                                                             By /s/ [illegible]
                                                                                ----------------------
                 Facility A Term Loan Commitment                                Title:
                 -------------------------------

                 $13,435,000.00                                              Lending Office for Base Rate Loans:

                                                                               Morgan Guaranty Trust
                 Facility B Term Loan Commitment                                 Company of New York
                 -------------------------------                               60 Wall Street
                                                                               New York, New York  10260
                 $ 5,333,333.00
                                                                             Lending Office for Eurodollar Loans:

                                                                               Morgan Guaranty Trust
                                                                                 Company of New York
                                                                               Nassau, Bahamas

                                                                             Address for Notices:

                                                                               J.P. Morgan (Delaware)
                                                                               500 Stanton Christiana Road
                                                                               Newark, Delaware 19713

                                                                             Attention:  Mark Connor
                                                                                         Associate

                                                                             Telecopier No.:  302-634-4218
                                                                             Telephone No.:     302-634-1092





                                Credit Agreement

                 Revolving Credit Commitment                                 CIBC INC.
                 ---------------------------

                 $10,065,000.00
                                                                             By /s/ [illegible]
                                                                               -------------------------
                                                                                Title:  Managing Director
                 Facility A Term Loan Commitment
                 -------------------------------
                                                                             Lending Office for all Loans:
                 $13,435,000.00
                                                                               CIBC Inc.
                                                                               2727 Paces Ferry Road
                 Facility B Term Loan Commitment                               Suite 1200
                 -------------------------------                               Atlanta, Georgia 30339

                 $ 5,333,333.00
                                                                             Attention:  Donna Corcoran

                                                                             Address for Notices:

                                                                               CIBC Inc.
                                                                               425 Lexington Avenue
                                                                               New York, New York  10017

                                                                             Attention: Martin W. Friedman
                                                                                        Managing Director

                                                                             Telecopier No.:  212-856-3558
                                                                             Telephone No.:   212-856-3617





                                Credit Agreement

                                  NEW LENDERS


                 Revolving Credit Commitment                                 FIRST NATIONAL BANK OF CHICAGO
                 ---------------------------

                 $10,700,000.00
                                                                             By /s/ [illegible]
                                                                                ----------------------
                                                                                Title:  AVP
                 Facility A Term Loan Commitment
                 -------------------------------
                                                                             Lending Office for all Loans:
                 $14,300,000.00
                                                                               First National Bank
                                                                                  of Chicago
                 Facility B Term Loan Commitment                               One First National Plaza
                 -------------------------------                               Suite 0634 1-10
                                                                               Chicago, Illinois  60670
                 $ - 0 -

                                                                             Address for Notices:

                                                                               First National Bank
                                                                                 of Chicago
                                                                               One First National Plaza
                                                                               Suite 0634 1-10
                                                                               Chicago, Illinois  60670

                                                                             Attention:  Ron Cromey

                                                                             Telecopier No.:  312-732-4840
                                                                                                     -7091
                                                                             Telephone No.:   312-732-7494





                                Credit Agreement

                 Revolving Credit Commitment                                 UNION BANK, a division of Union
                 ---------------------------                                   Bank of California, N.A.

                 $10,700,000.00


                 Facility A Term Loan Commitment                             By /s/ STEVEN D. OLSON
                 -------------------------------                                -----------------------
                                                                                Title:  Vice President
                 $14,300,000.00
                                                                             Lending Office for all Loans:

                 Facility B Term Loan Commitment                               Union Bank, a division
                 -------------------------------                                 of Union Bank of
                                                                                 California, N.A.
                 $ - 0 -                                                       445 South Figueroa Street
                                                                               15th Floor
                                                                               Los Angeles, California
                                                                                                   90071


                                                                             Attention: Communications/
                                                                                        Media Division

                                                                             Address for Notices:

                                                                               Union Bank, a division
                                                                                 of Union Bank of
                                                                                 California, N.A.
                                                                               445 South Figueroa Street
                                                                               15th Floor
                                                                               Los Angles, California
                                                                                                90071

                                                                             Attention: Steven Olson

                                                                             Telecopier No.:  213-236-5276
                                                                                                     -5747
                                                                             Telephone No.:   213-236-6903





                                Credit Agreement

                 Revolving Credit Commitment                                 BANK OF MONTREAL
                 ---------------------------

                 $ 8,600,000.00
                                                                             By /s/ ALLEGRA GRIFFITHS
                                                                                ----------------------
                                                                                Title:  Director
                 Facility A Term Loan Commitment
                 -------------------------------
                                                                             Lending Office for all Loans:
                 $11,400,000.00
                                                                               Bank of Montreal
                                                                               430 Park Avenue
                 Facility B Term Loan Commitment                               New York, New York  10022
                 -------------------------------

                 $ - 0 -                                                     Address for Notices:

                                                                               Bank of Montreal
                                                                               430 Park Avenue
                                                                               New York, New York  10022

                                                                             Attention:  Patrick Keleher

                                                                             Telecopier No.:  212-605-1618
                                                                                                     -1525
                                                                             Telephone No.:   212-605-1477





                                Credit Agreement

                 Revolving Credit Commitment                                 FLEET NATIONAL BANK
                 ---------------------------

                 $ 8,600,000.00
                                                                             By /s/ [illegible]
                                                                                ----------------------
                                                                                Title:  V.P.
                 Facility A Term Loan Commitment
                 -------------------------------
                                                                             Lending Office for all Loans:
                 $11,400,000.00
                                                                               Fleet National Bank
                                                                               111 Westminster Street
                 Facility B Term Loan Commitment                               Providence, Rhode Island
                 -------------------------------                                                   02903

                 $ - 0 -
                                                                             Attention:  Denise Berard

                                                                             Telecopier No.: 401:278-3431
                                                                             Telephone No.:  401-278-5535


                                                                             Address for Notices:

                                                                               Fleet National Bank
                                                                               56 East 42nd Street
                                                                               New York, New York  10017

                                                                             Attention:  Lynne S. Randall

                                                                             Telecopier No.:  212-907-5610
                                                                             Telephone No.:   212-907-5207





                                Credit Agreement

                 Revolving Credit Commitment                                 VAN KAMPEN AMERICAN CAPITAL
                 ---------------------------                                   PRIME RATE INCOME TRUST

                 $ - 0 -

                                                                             By /s/ JEFFREY W. MAILLET
                 Facility A Term Loan Commitment                                -----------------------
                 -------------------------------                                Title:  Sr. Vice President - Portfolio Mg.

                 $ - 0 -
                                                                             Lending Office for all Loans:

                 Facility B Term Loan Commitment                               Van Kampen American Capital
                 -------------------------------                                 Prime Rate Income Trust

                 $26,500,000.00                                                One Parkview Plaza
                                                                               Oakbrook Terrace, Illinois
                                                                                                  60181

                                                                             Address for Notices:

                                                                               Van Kampen American Capital
                                                                                 Prime Rate Income Trust
                                                                               One Parkview Plaza
                                                                               Oakbrook Terrace, Illinois
                                                                                                  60181

                                                                             Attention: Jeffrey Maillet
                                                                                        Senior Vice
                                                                                        President
                                                                                        Portfolio Manager

                                                                             Telecopier No.: 708-684-6740
                                                                                                    -6741
                                                                             Telephone No.:  708-684-6438

                                                                             with a copy to:

                                                                               State Street Bank & Trust
                                                                               Corporate Trust Department
                                                                               P.O. Box 778
                                                                               Boston, Massachusetts  02102





                                Credit Agreement

                                               Attention:  Laura Magazu

                                               Telecopier No.:  617-664-5366
                                                                       -5367
                                               Telephone No.:   617-664-5481





                                Credit Agreement

               Revolving Credit Commitment                    CHL HIGH YIELD LOAN PORTFOLIO,
               ---------------------------                      a unit of Chemical Bank


               $ - 0 -

                                                              By /s/ ANDREW D. GORDON
                                                                ----------------------------
               Facility A Term Loan Commitment                  Title: Managing Director
               -------------------------------

               $ - 0 -                                        Lending Office for all Loans

                                                                CHL High Yield
               Facility B Term Loan Commitment                  140 East 45th Street
               -------------------------------                  New York, New York  10017

               $10,000,000.00

                                                              Address for Notices

                                                                CHL High Yield
                                                                140 East 45th Street
                                                                New York, New York 10017

                                                              Attention:  Joe Nerich

                                                              Telecopier No.:
                                                              Telephone No.:  212-622-0621



                                Credit Agreement

                        [Page Intentionally Left Blank]





                                Credit Agreement

                        [Page Intentionally Left Blank]





                                Credit Agreement

                 Revolving Credit Commitment                                 THE LONG-TERM CREDIT BANK OF
                 ---------------------------
                                                                                JAPAN, LTD., LOS ANGELES
                 $ 4,300,000.00                                                 AGENCY


                 Facility A Term Loan Commitment                             By /s/ [illegible]
                 -------------------------------                                ---------------------
                                                                                Title: Deputy General Manager
                 $ 5,700,000.00
                                                                             Lending Office for all Loans:

                 Facility B Term Loan Commitment                               The Long-Term Credit Bank
                 -------------------------------                                 of Japan, Ltd., Los
                                                                                 Angeles Agency
                 $ - 0 -                                                       444 South Flower Street
                                                                               Suite 3700
                                                                               Los Angeles, California  90071-2938

                                                                             Address for Notices:

                                                                               The Long-Term Credit Bank
                                                                                  of Japan, Ltd., Los
                                                                                  Angeles Agency
                                                                               444 South Flower Street
                                                                               Suite 3700
                                                                               Los Angeles, California
                                                                                                       90071-2938

                                                                             Attention:  Takaomi Tomioka

                                                                             Telecopier No.:  213-626-1067
                                                                             Telephone No.:   213-689-6355





                                Credit Agreement

                 Revolving Credit Commitment                                 PILGRIM PRIME RATE TRUST
                 ---------------------------

                 $ - 0 -
                                                                             By /s/ [illegible]
                                                                                ----------------------
                                                                                Title:  Senior Vice President
                 Facility A Term Loan Commitment
                 -------------------------------
                                                                             Lending Office for all Loans:
                 $ - 0 -
                                                                               Pilgrim Prime Rate Trust
                                                                               Two Renaissance Square
                 Facility B Term Loan Commitment                               40 North Central Avenue
                 -------------------------------                               Suite 1200
                                                                               Phoenix, Arizona  85004-3444
                 $10,000,000.00
                                                                             Address for Notices:

                                                                               Pilgrim Prime Rate Trust
                                                                               Two Renaissance Square
                                                                               40 North Central Avenue
                                                                               Suite 1200
                                                                               Phoenix, AZ  85004-3444

                                                                             Attention: Thomas (Tim) C. Hunt
                                                                                               Portfolio Analyst

                                                                             Telecopier No.:  602-417-8327
                                                                             Telephone No.:   602-417-8257





                                Credit Agreement

                 Revolving Credit Commitment                                 BANQUE FRANCAISE DU COMMERCE
                 ---------------------------
                                                                               EXTERIEUR
                 $ 1,900,000.00

                                                                             By /s/ BRIAN J. CUMBERLAND
                 Facility A Term Loan Commitment                               ------------------------
                 -------------------------------                               Title:  Assistant Treasurer

                 $ 2,600,000.00

                                                                             By /s/ FREDERICK K. KAMMLER
                 Facility B Term Loan Commitment                               ------------------------
                 -------------------------------                               Title:  Vice President

                 $ 2,500,000.00                                              Lending Office for all Loans:

                                                                               Banque Francaise du Commerce
                                                                                 Exterieur
                                                                               645 Fifth Avenue
                                                                               20th Floor
                                                                               New York, New York 10022

                                                                             Address for Notices:

                                                                               Banque Francaise du Commerce
                                                                                 Exterieur
                                                                               645 Fifth Avenue
                                                                               20th Floor
                                                                               New York, New York 10022

                                                                             Attention:  Frederick Kammler

                                                                             Telecopier No.:  212-872-5045
                                                                             Telephone No.:   212-872-5041





                                Credit Agreement

                 Revolving Credit Commitment                                 MERRILL LYNCH SENIOR FLOATING
                 ---------------------------
                                                                               RATE FUND, INC.
                 $ - 0 -

                                                                             By /s/ R. DOUGLAS HENDERSON
                 Facility A Term Loan Commitment                                ---------------------
                 -------------------------------                                Title:

                 $ - 0 -                                                     Lending Office for all Loans:

                                                                               Merrill Lynch Senior
                 Facility B Term Loan Commitment                                 Floating Rate Fund, Inc.
                 -------------------------------                               800 Scudders Mill Road -
                                                                                 Area 2C
                 $ 5,000,000.00                                                Plainsboro, New Jersey 08536

                                                                             Address for Notices:

                                                                               Merrill Lynch Senior
                                                                                 Floating Rate Fund, Inc.
                                                                               800 Scudders Mill Road -
                                                                                 Area 2C
                                                                               Plainsboro, New Jersey 08536

                                                                             Attention: Jill Montanye

                                                                             Telecopier No.:  609-282-2550
                                                                             Telephone No.:   609-282-3102

                                                                             with a copy to:

                                                                               MLAM Accounting
                                                                               500 College Road-4E
                                                                               Plainsboro, New Jersey
                                                                                               08536

                                                                             Attention: Benjamin Genek

                                                                             Telecopier No.: 609-282-7612
                                                                             Telephone No.:  609-282-7705





                                Credit Agreement

                 Revolving Credit Commitment                                 PROTECTIVE LIFE INSURANCE
                 ---------------------------
                                                                               COMPANY
                 $ - 0 -

                                                                             By /s/ [illegible]
                 Facility A Term Loan Commitment                                ----------------------
                 -------------------------------                                Title:

                 $ - 0 -                                                     Lending Office for all Loans:

                                                                               Protective Life Insurance
                 Facility B Term Loan Commitment                                 Company
                 -------------------------------                               1150 Two Galleria Tower
                                                                               13455 Noel Road LB #45
                 $ 5,000,000.00                                                Dallas, Texas 75240

                                                                             Address for Notices:

                                                                               Protective Life Insurance
                                                                                 Company
                                                                               1150 Two Galleria Tower
                                                                               13455 Noel Road LB #45
                                                                               Dallas, Texas 75240

                                                                             Attention: Mark Okada

                                                                             Telecopier No.:  214-233-4343
                                                                                                     -6143
                                                                             Telephone No.:   214-233-4300





                                Credit Agreement

                                           THE CHASE MANHATTAN BANK
                                             (NATIONAL ASSOCIATION),
                                             as Administrative Agent



                                           By /s/ THOMAS M. MALONE
                                             ---------------------------------
                                             Title:  MD

                                           Address for Notices to
                                             Chase as Administrative Agent:

                                             The Chase Manhattan Bank
                                               (National Association)
                                             4 Chase Metrotech Center-13th
                                               Floor
                                             Brooklyn, New York  11245

                                           Attention:  New York Agency

                                           Telecopier No.:  (718) 242-6910
                                           Telephone No.:   (718) 242-7979





                                Credit Agreement

                                           J.P. MORGAN SECURITIES INC.,
                                             as Syndication Agent



                                           By /s/ [illegible]
                                             ---------------------------------
                                             Title:  MD

                                           Address for Notices to
                                              Syndication Agent:

                                             J.P. Morgan Securities Inc.
                                             60 Wall Street
                                             New York, New York 10260

                                           Attention:  Barbara Asch

                                           Telecopier No.:  (212) 648-5016
                                           Telephone No.:   (212) 648-6991





                                Credit Agreement

                                      CIBC INC., as Managing Agent



                                      By /s/ [illegible]
                                        ---------------------------------
                                        Title:  Managing Director


                                      Address for Notices to Managing Agent:

                                      CIBC Inc.
                                      425 Lexington Avenue
                                      New York, New York  10017

                                      Attention:  Martin W. Friedman
                                                  Managing Director


                                      Telecopier No.:  (212) 856-3558
                                      Telephone No.:   (212) 856-3617





                                Credit Agreement

                                                                     SCHEDULE II

                          Subsidiaries and Investments


                        [See Sections 7.15 and 8.08(a)]



Part A:  Subsidiaries

None.


Part B:  Investments

                                                                    SCHEDULE III


                                   Franchises

            [See definition of "Franchises" in  Section 1.01, and
                        Sections 7.18, 7.20 and 8.05]


[Name of Franchisee]

Franchisor                Document                          Date                     Expiration
- ----------                --------                          ----                     ----------
                          [Complete as appropriate]



[Repeat as appropriate]

                                                                     SCHEDULE IV

                                 Real Property


                    [See Sections 6.01(i)(i), 7.17 and 8.05]

                                                                      SCHEDULE V

                                   Litigation


                               [See Section 7.03]

                                                                     SCHEDULE VI

                    Certain Matters Related to CATV Systems


                       [See Sections 7.19, 7.20 and 8.05]

                                                                    SCHEDULE VII

                Certain Matters Related to Financial Statements


                               [See Section 7.02]

                                                                   SCHEDULE VIII

                         Certain Environmental Matters


                               [See Section 7.13]

                                                                     SCHEDULE IX

                             Certain Equity Rights


                               [See Section 7.14]

                                                                      SCHEDULE X

                         Certain Adjustments to EBITDA


                   [See definition of "EBITDA", Section 1.01]


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